UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:
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☐  Definitive Information Statement

AMERICAN INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

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NOTICE OF SHAREHOLDER ACTION TAKEN PURSUANT TO WRITTEN CONSENT TO BE EFFECTIVE ON OR ABOUT • , 2010

American International Group, Inc.
180 Maiden Lane
New York, New York 10038

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

This Notice and the accompanying Information Statement are being furnished to inform the shareholders of record as of the close of business on • , 2010 of American International Group, Inc., a Delaware corporation (“AIG”), of the following corporate actions (collectively, the “Issuance”), which are subject to the closing of the Recapitalization (as defined and described in the accompanying Information Statement) (the “Closing”):

•	The issuance of shares of AIG’s common stock, par value $2.50 per share (“AIG Common Stock”), as follows: (i) 562,868,095 shares of AIG Common Stock (subject to reduction as provided in the Agreement in Principle, as defined in the accompanying Information Statement) to the AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury (the “Trust”) in exchange for all the outstanding shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share, (ii) 924,546,133 shares of AIG Common Stock to the United States Department of the Treasury (the “Treasury Department”) in exchange for all the outstanding shares of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share, and (iii) 167,623,733 shares of AIG Common Stock to the Treasury Department as partial consideration in exchange for the outstanding shares of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share.

•	The issuance of a new series of AIG’s preferred stock designated as “Series G Cumulative Mandatory Convertible Preferred Stock” to the Treasury Department as partial consideration in exchange for the outstanding shares of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share.

The Board of Directors of AIG approved the Issuance on • , 2010 and declared the Issuance advisable and in the best interests of AIG and its shareholders. On • , 2010 the Trust, as holder of a majority of the voting power of AIG’s shareholders as of • , 2010, approved the Issuance, subject to the Closing, by written consent in lieu of a special meeting of shareholders.

This Notice and the accompanying Information Statement are first being mailed or transmitted to AIG’s shareholders on or about • , 2010. The Issuance will occur on or about the later of (i) • , 2010, which is 20 days after this Notice and Information Statement are first mailed or transmitted to shareholders, and (ii) the Closing.

This Notice and the accompanying Information Statement constitute notice of corporate action without a meeting by less than unanimous consent of AIG’s shareholders pursuant to Section 228(e) of the Delaware General Corporation Law and Section 1.11 of AIG’s by-laws. No action is required on your part in connection with this document and no meeting of AIG’s shareholders will be held nor will proxies be solicited. The accompanying Information Statement is for information purposes only. We are not asking you for a proxy, and you are requested not to send us a proxy. However, AIG urges you to read the Information Statement in its entirety for a more complete description of the action taken by AIG’s shareholders.

By Order of the Board of Directors

JEFFREY A. WELIKSON
Secretary

Date: • , 2010

American International Group, Inc.
180 Maiden Lane
New York, New York 10038

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF AIG’S SHAREHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by American International Group, Inc. (“AIG”) to inform the shareholders of record as of the close of business on • , 2010 (the “Record Date”) that on • , 2010, the Board of Directors of AIG (the “Board”) approved, and on • , 2010 the AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury (the “Trust”), as holder of a majority of the voting power of AIG’s shareholders as of the Record Date, approved by written consent (the “Written Consent”), the following corporate actions (collectively, the “Issuance”), subject to the Closing (as defined below):

•	The issuance of shares of AIG’s common stock, par value $2.50 per share (“AIG Common Stock”), as follows: (i) 562,868,095 shares of AIG Common Stock (subject to reduction as provided in the Agreement in Principle, as defined below) to the Trust in exchange for all the outstanding shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”), (ii) 924,546,133 shares of AIG Common Stock to the United States Department of the Treasury (the “Treasury Department”) in exchange for all the outstanding shares of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series E Preferred Stock”), and (iii) 167,623,733 shares of AIG Common Stock to the Treasury Department as partial consideration in exchange for the outstanding shares of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series F Preferred Stock”).

•	The issuance of a new series of AIG’s preferred stock designated as “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) to the Treasury Department as partial consideration in exchange for the outstanding shares of the Series F Preferred Stock.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of AIG Common Stock entitled to vote or give an authorization or consent to vote in regard to the matters acted upon by the Written Consent.

A copy of the Written Consent executed by the Trust is attached hereto as Appendix A.

This Information Statement is first being mailed or transmitted on or about • , 2010 to AIG’s shareholders of record as of the Record Date. AIG anticipates that the Issuance and the closing of the Recapitalization (as defined below) (the “Closing”) will occur on or about • , 2010.

Reason for the Written Consent

Summary of the Corporate Actions

On September 30, 2010, AIG entered into an agreement in principle (the “Agreement in Principle”) with the Treasury Department, the Federal Reserve Bank of New York (the “FRBNY”) and the Trust for a series of integrated transactions (the “Recapitalization”) to recapitalize AIG, including the repayment of all amounts owed under the Credit Agreement, dated as of September 22, 2008 (as amended, the “Credit Agreement”), with the FRBNY. The Agreement in Principle is attached hereto as Appendix B.

The purpose of the Recapitalization is to facilitate the full repayment of the FRBNY and the Treasury Department for the financial assistance provided to AIG by the FRBNY and the Treasury Department since September 2008 and to promote AIG’s transition from a majority government owned and supported entity to a financially sound and independent entity.

Action by Written Consent

On the Record Date, the Trust, which was established for the sole benefit of the United States Treasury, was the record holder of all 100,000 outstanding shares of the Series C Preferred Stock, which, as of that date, were entitled to approximately [79.77] percent of the voting power of AIG’s shareholders entitled to vote on any particular matter. On the Record Date, the Trust delivered to AIG the executed Written Consent approving the Issuance, subject to the Closing.

Voting and Vote Required

AIG is not seeking a consent, authorization or proxy from you regarding the Issuance. Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 1.11 of AIG’s by-laws permits shareholder action that may be taken at an annual or special meeting of shareholders to be taken instead by written consent signed by holders of outstanding shares having not less than the number of votes necessary to take such action at a meeting.

Pursuant to Section 312.03 of the New York Stock Exchange Listed Company Manual, approval by the holders of shares of AIG Common Stock and Series C Preferred Stock, as of the Record Date, voting together as a single class, is required prior to the Issuance. As described below, because the Trust, as the sole holder of the Series C Preferred Stock, holds a majority of the voting power of AIG’s shareholders, the Written Consent is sufficient to approve the Issuance and satisfy Section 312.03.

As of the Record Date, there were [135,143,176] shares of AIG Common Stock outstanding and entitled to vote, held by [•] shareholders of record, and 100,000 shares of Series C Preferred Stock outstanding and entitled to vote, held by the trustees of the Trust. Each share of AIG Common Stock is entitled to one vote. Each share of the Series C Preferred Stock is entitled to approximately [5,321.1294] votes ([532,112,940] in the aggregate). On the Record Date, the Trust, as the sole holder of the Series C Preferred Stock, was entitled to [79.77] percent of the voting power of AIG’s shareholders entitled to vote on any particular matter. Accordingly, the action by the Written Consent executed by the Trust is sufficient to approve the Issuance, and no further shareholder action is required.

Notice Pursuant to By-laws and the Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL and Section 1.11 of its by-laws, AIG is required to provide prompt notice of the taking of a corporate action by written consent to AIG’s shareholders who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Notice and Information Statement serves as the notice required by Section 228(e) of the DGCL and Section 1.11 of AIG’s by-laws.

THE RECAPITALIZATION

Summary of Recapitalization Transactions

Background

In late 2009, AIG and the Treasury Department began discussions to consider a possible transaction with the Treasury Department, the FRBNY and the Trust to repay amounts owed under the Credit Agreement and to permit the government to exit its ownership relationship with AIG. In April 2010, the Board established a committee composed solely of outside directors, the Government Repayment Committee, to evaluate a possible transaction. The Government Repayment Committee comprised Mr. Douglas Steenland as Chairman, Mr. Henry Miller, Mr. Robert S. “Steve” Miller (until becoming Chairman of the Board, at which time he became an ex officio member) and Mr. Christopher Lynch, with Mr. Morris Offit and the Chairman of the Board as ex officio members.

AIG retained Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”) as financial advisers to assist in its analysis, and the Government Repayment Committee retained independent counsel and Rothschild Inc. (“Rothschild”) as its independent financial adviser. Rothschild was retained to assess the work performed by BofA Merrill Lynch and Citigroup and to assist the Committee in its analysis.

AIG then commenced discussions with the Treasury Department, the FRBNY and the trustees of the Trust regarding various proposals. The negotiations were complex and continued throughout the summer. The Government Repayment Committee, in general, met at least weekly, and held additional meetings as necessary to stay abreast of the negotiations.

The negotiations resulted in management recommending to the Government Repayment Committee approval of the Agreement in Principle, which has the following elements (described in more detail below):

•	Repayment and termination of the FRBNY Credit Facility, as defined below.

•	Repurchase and exchange of the SPV Preferred Interests, as defined below.

•	Issuance of AIG’s Series G Preferred Stock.

•	Exchange of AIG’s Series C, E and F Preferred Stock for AIG Common Stock.

•	Issuance to holders of AIG Common Stock of Warrants to purchase additional shares of AIG Common Stock.

In considering the recommendation of management, the Government Repayment Committee received from each of Citigroup and BofA Merrill Lynch an opinion to the effect that, as of the date of the opinion, and subject to the assumptions and limitations set forth therein, the consideration to be paid by AIG in connection with the exchange of the Series E Preferred Stock and Series F Preferred Stock for AIG Common Stock and the issuance to holders of AIG Common Stock of Warrants to purchase additional shares of AIG Common Stock, taken as a whole, was fair to the holders of AIG Common Stock (other than the Treasury Department, with respect to whom no opinion was requested or expressed) from a financial point of view. Copies of the opinions are attached as Appendices C-1 and C-2 to this Notice and Information Statement. Further, the Government Repayment Committee received from its independent adviser, Rothschild, a letter indicating that, subject to the assumptions made and the other qualifications and limitations described therein, the opinions rendered by Citigroup and BofA Merrill Lynch were reasonable from a financial perspective. A copy of Rothschild’s letter is attached as Appendix D to this Notice and Information Statement. The opinions of the financial advisors and the letter of Rothschild were provided for the information and assistance of the Board and the Government Repayment Committee, respectively, in connection with their consideration of the Recapitalization, and were limited to the matters set forth therein. Such opinions and the letter of Rothschild were one factor taken into account by the Government Repayment Committee and the Board in making their determinations to recommend and approve the Recapitalization. Such opinions and the letter of Rothschild do not constitute a recommendation to the Board or any shareholder of AIG with respect to the Recapitalization or any other matter and do not recommend specific terms of the Recapitalization. In addition, the Government Repayment Committee considered advice from Citigroup and BofA Merrill Lynch regarding the capital markets transactions contemplated by the Agreement in Principle. After considering management’s recommendation, such opinions, advice and other factors, the Government Repayment Committee unanimously recommended approval of the Agreement in Principle to the Board. The Board, after considering the same information as provided to the Government Repayment Committee and taking into account the recommendation of the Government Repayment Committee, unanimously approved the Agreement in Principle, which was entered into on September 30, 2010.

Repayment and Termination of the FRBNY Credit Facility

The transactions constituting the Recapitalization are to occur substantially simultaneously at the Closing. At the Closing, AIG will repay to the FRBNY in cash all amounts owing under the Credit Agreement (the “FRBNY Credit Facility”), between AIG and the FRBNY, and the FRBNY Credit Facility will be terminated. As of the date of this Notice and Information Statement, the total repayment amount under the FRBNY Credit Facility is approximately $20 billion. The funds for repayment are to come from the net cash proceeds from the sale in a public offering of a 67 percent interest in AIA Group Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”), which closed on October 29, 2010 and November 1, 2010, respectively, and from additional funds from operations, financings and asset sales. The net cash proceeds from the initial public offering of AIA and the sale of ALICO totaled approximately $27 billion, a portion of which will be loaned to AIG (for repayment of the FRBNY Credit Facility), in the form of secured non-recourse loans, from the special purpose vehicles that hold AIA and ALICO (the “SPVs,” and such loans, the “SPV Intercompany Loans”). The remaining net cash proceeds will be distributed by the SPVs in accordance with the terms of the SPVs’ limited liability company agreements.

At the time of repayment and termination of the FRBNY Credit Facility, any remaining unamortized prepaid commitment fee asset, which approximated $4.7 billion at September 30, 2010, will be written off by AIG through a net charge to earnings.

Repurchase and Exchange of the SPV Preferred Interests

AIG currently has the right to draw down up to approximately $22.3 billion under the Treasury Department’s commitment pursuant to the Securities Purchase Agreement, dated as of April 17, 2009 (such commitment, the “Treasury Department Commitment” and such agreement, the “Series F SPA”), between AIG and the Treasury Department relating to the Series F Preferred Stock. In connection with the Recapitalization, AIG has the right to designate up to $2 billion of the Treasury Department Commitment to be available after the Closing for general corporate purposes under a commitment relating to the Series G Preferred Stock described below (the “Series G Drawdown Right”). At the Closing, AIG will draw down the full amount of the Treasury Department Commitment less any amounts designated by AIG for the Series G Drawdown Right or, if the amount to be so drawn would be in excess of the FRBNY’s preferred interests in the SPVs (the “SPV Preferred Interests”), AIG will draw down such lesser amount equal to the FRBNY’s SPV Preferred Interests (the amount so drawn is called the “Series F Closing Drawdown Amount”). AIG will use the Series F Closing Drawdown Amount to repurchase all or a portion of the FRBNY’s SPV Preferred Interests corresponding to the Series F Closing Drawdown Amount (the interests so purchased, the “Transferred SPV Preferred Interests”) and transfer the Transferred SPV Preferred Interests to the Treasury Department as part of the consideration for the Series F Preferred Stock.

If at the Closing the liquidation preference of the SPV Preferred Interests is greater than the Series F Drawdown Amount (after giving effect to any distribution in respect of such interests), any SPV Preferred Interests not transferred to the Treasury Department at the Closing will continue to be held by the FRBNY and will be senior to the Transferred SPV Preferred Interests held by the Treasury Department. In addition to the proceeds from the monetization of AIG’s remaining ordinary shares of AIA and the MetLife, Inc. securities received from the sale of ALICO after the Closing, AIG will use the proceeds from any sales or dispositions of its equity interests in Nan Shan Life Insurance Company, Ltd., AIG Star Life Insurance Co. Ltd., AIG Edison Life Insurance Company, International Lease Finance Corporation and AIG’s and its subsidiaries’

interests in Maiden Lane II LLC and Maiden Lane III LLC to repay the SPV Intercompany Loans and thereby provide funds with which the SPVs may pay down the liquidation preference of the SPV Preferred Interests remaining outstanding after the Closing.

As a result of these transactions, the SPV Preferred Interests will no longer be considered permanent equity on AIG’s balance sheet, and will be classified as redeemable noncontrolling interests in partially owned consolidated subsidiaries.

Issuance of AIG’s Series G Preferred Stock

In connection with the Recapitalization, AIG and the Treasury Department will amend and restate the Series F SPA to provide for the issuance of the Series G Preferred Stock by AIG to the Treasury Department at the Closing. The right of AIG to draw on the Series F Closing Drawdown Amount will be terminated, and outstanding Series F Preferred Stock will be exchanged as described under “— Exchange of AIG’s Series C, E and F Preferred Stock for AIG Common Stock” below.

The Series G Preferred Stock will initially have an aggregate liquidation preference equal to the amount of funds, if any, drawn down by AIG under the Series F SPA after the date of this Notice and Information Statement but before the Closing (plus an amount to reflect a dividend accrual on such draw down amount at a rate of 5 percent per annum). From the Closing until March 31, 2012, AIG may draw down funds under the Series G Drawdown Right to be used for general corporate purposes, which will increase the aggregate liquidation preference of the Series G Preferred Stock. AIG generally may draw down funds until the aggregate liquidation preference of the Series G Preferred Stock is an amount up to the $2 billion that may be designated by AIG prior to the Closing. This drawdown right will be subject to terms and conditions substantially similar to those in the current Series F SPA.

Dividends on the Series G Preferred Stock will be payable on a cumulative basis at a rate per annum of 5 percent, compounded quarterly, of the aggregate liquidation preference of the Series G Preferred Stock.

The available funding under the Series G Drawdown Right that may be used for general corporate purposes will be reduced by the amount of net proceeds of future AIG equity offerings. If the FRBNY continues to hold any SPV Preferred Interests at the time when any such net proceeds are realized, any amount by which the generally available funding under the Series G Drawdown Right is reduced in the manner described above will instead be drawn by AIG and used to repurchase a corresponding amount of SPV Preferred Interests from the FRBNY, which will then be transferred to the Treasury Department to repay the draw in the same manner as at the Closing. If the net proceeds of future AIG equity offerings exceed the available funding under the Series G Drawdown Right, such excess net proceeds will be used by AIG to effect a repurchase and transfer of SPV Preferred Interests from the FRBNY to the Treasury Department as described above or, if the FRBNY does not then hold SPV Preferred Interests, to pay down the liquidation preference of the Series G Preferred Stock.

AIG may not directly redeem the Series G Preferred Stock while the FRBNY continues to hold any SPV Preferred Interests, but AIG will have the right to use cash to repurchase a corresponding amount of SPV Preferred Interests from the FRBNY, which will then be transferred to the Treasury Department and will accordingly reduce the aggregate liquidation preference of the Series G Preferred Stock. If the FRBNY no longer holds SPV Preferred Interests, the Series G Preferred Stock will be redeemable in cash at AIG’s option, at the liquidation preference plus accrued and unpaid dividends.

If the FRBNY continues to hold any SPV Preferred Interests on March 31, 2012, AIG will draw down all remaining available funds under the Series G Drawdown Right to the extent of the remaining aggregate liquidation preference of those SPV Preferred Interests (or the full remaining available amount, if less). Such funds will also be used to repurchase the SPV Preferred Interests to be transferred to the Treasury Department to repay the draw as described above. If, after giving effect to the foregoing, the Series G Preferred Stock has an outstanding aggregate liquidation preference on March 31, 2012, it will be converted into a number of shares of AIG Common Stock equal to the aggregate liquidation preference plus accrued and unpaid dividends divided by the lesser of $29.29 and 80 percent of the volume weighted average price of AIG’s common stock over a measurement period prior to the Closing.

Exchange of AIG’s Series C, E and F Preferred Stock for AIG Common Stock

At the Closing, (i) the shares of the Series C Preferred Stock held by the Trust will be exchanged for 562,868,095 shares of AIG Common Stock (subject to reduction as provided in the Agreement in Principle), which will be distributed by the Trust to, and ultimately held by, the Treasury Department; (ii) the shares of the Series E Preferred Stock held by the Treasury Department will be exchanged for 924,546,133 shares of AIG Common Stock; and (iii) the shares of the Series F Preferred Stock held by the Treasury Department will be exchanged for (a) the Transferred SPV Preferred Interests (as described above), (b) newly issued shares of the Series G Preferred Stock and (c) 167,623,733 shares of AIG Common Stock. After completing the Recapitalization, the Treasury Department will hold approximately 1,655,037,962 shares of newly issued AIG Common Stock, representing ownership of approximately 92.1 percent of the AIG Common Stock that will be outstanding as of the Closing.

AIG will agree to grant to the Treasury Department registration rights with respect to the shares of AIG Common Stock issued at the Closing on terms substantially consistent with those relating to the Series C Preferred Stock, subject to appropriate modifications relating to AIG’s obligation to undertake an equity offering, including appropriate lock-up arrangements and restrictions on the exercise of registration rights by transferees.

The issuance of AIG Common Stock in connection with the exchange for the Series C Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock will significantly affect the determination of net income attributable to common shareholders and the weighted average shares outstanding, both of which are used to compute earnings per share.

Issuance to AIG’s Shareholders of Warrants to Purchase AIG Common Stock

Immediately after the Closing, AIG will issue to the holders of AIG Common Stock as of a record date prior to the Closing, by means of a dividend, 10-year Warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share. Neither the Trust, the Treasury Department nor the FRBNY will receive Warrants in connection with the Recapitalization.

Exchange of Equity Units

On October 8, 2010 AIG commenced a registered exchange offer in which it has offered shares of AIG Common Stock and cash for the equity units mandatorily exchangeable for shares of AIG Common Stock that it previously issued in May 2008 (the “Equity Units”). On November • , 2010, AIG’s registration statement on Form S-4 relating to the exchange became effective.

The Treasury Department’s Outstanding Warrants

The outstanding warrants currently held by the Treasury Department will remain outstanding following the Recapitalization but no adjustment will be made to the terms of the warrants as a result of the Recapitalization.

Effective Date of Issuance

Under Rule 14c-2 promulgated under the Exchange Act, the Issuance may not be effected until at least • , 2010, 20 calendar days after the date this Notice and Information Statement was first mailed or transmitted to shareholders. The Issuance will occur simultaneously with the Closing. AIG currently expects the Closing to occur on or about • , 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

AIG Common Stock

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock outstanding as of          , 2010.

	Shares of Common Stock
	Beneficially Owned
Name and Address	Number	Percent

Fairholme Capital Management, L.L.C.; Fairholme Funds, Inc.; Bruce R. Berkowitz (collectively, “Fairholme”)(1)	38,258,648	27.7	%(2)
4400 Biscayne Boulevard
9th Floor
Miami, FL 33137

C.V. Starr & Co., Inc.; Edward E. Matthews; Maurice R. Greenberg; Starr International Company, Inc.; Universal Foundation, Inc.; (collectively, the “Starr Group”)(3)	14,111,480	10.504%
399 Park Avenue
17th Floor
New York, NY 10022(4)

(1)	Based on a Schedule 13D as amended through November 1, 2010 filed by each member of Fairholme (the “Fairholme Schedule 13D”), the members of Fairholme specifically disclaim beneficial ownership in the shares of AIG Common Stock reported in the Fairholme Schedule 13D except to the extent of their pecuniary interest therein. Item 5 to the Fairholme Schedule 13D provides details as to the voting and investment power of each member of Fairholme. All information provided with respect to Fairholme is provided based solely on the information set forth in the Fairholme Schedule 13D. This information has not been updated to reflect changes in the ownership by the members of Fairholme of AIG Common Stock that are disclosed in filings made by one or more members of Fairholme under Section 16 of the Exchange Act. In each case, this information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(2)	Based on the shares of AIG Common Stock outstanding at October 29, 2010 as adjusted to reflect the maximum number of shares of AIG Common Stock that could be issued upon the exchange of the Equity Units that each may be deemed to beneficially own, these ownership interests would represent approximately 27.7 percent of AIG Common Stock for Fairholme Capital Management, L.L.C. and Mr. Berkowitz and 25.0 percent of AIG Common Stock for Fairholme Funds, Inc.

(3)	Based on a Schedule 13D as amended through March 17, 2010 filed by each member of the Starr Group (the “Starr Group Schedule 13D”), the members of the Starr Group do not affirm the existence of a group. Each of the Maurice R. and Corinne P. Greenberg Family Foundation, Inc., the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC and C.V. Starr & Co. Inc. Trust no longer has the power to vote or direct the disposition of any shares of AIG Common Stock. Item 5 to the Schedule 13D dated June 5, 2009 filed by each member of the Starr Group provides details as to the voting and investment power of each member of the Starr Group, as well as the right of each other member of the Starr Group to acquire AIG Common Stock within 60 days. All information provided with respect to the Starr Group is provided based solely on the information set forth in the Starr Group Schedule 13D. This information has not been updated to reflect changes in the ownership by the members of the Starr Group of AIG Common Stock that are disclosed in filings made by one or more members of the Starr Group under Section 16 of the Exchange Act. In each case, this information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(4)	This is the principal office for all individuals and entities in the Starr Group, other than Starr International Company, Inc., which has a principal office at Baarerstrasse 101, CH-6300 Zug, Switzerland; and the Universal Foundation, which has a principal office at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda.

AIG’s Series C Preferred Stock

The trustees of the Trust, c/o Kevin F. Barnard, Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022, hold all of the 100,000 shares outstanding of AIG’s Series C Preferred Stock.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

AIG is controlled by the Trust, which was established for the sole benefit of the United States Treasury. The interests of the Trust and the United States Treasury may not be the same as the interests of AIG’s other shareholders. As a result of its ownership, the Trust is able, subject to the terms of the AIG Credit Facility Trust Agreement, dated as of January 16, 2009 (as it may be amended from time to time, the “Trust Agreement”), and the Series C Preferred Stock, to elect all of AIG’s directors (other than directors elected by the Series E Preferred Stock and the Series F Preferred Stock) and can, to the extent permitted by law, control the vote on substantially all matters, including:

•	Approval of mergers or other business combinations;

•	A sale of all or substantially all of AIG’s assets;

•	Issuance of any additional shares of AIG Common Stock or other equity securities; and

•	Other matters that might be favorable to the United States Treasury.

The Issuance has been approved by the Board. AIG’s directors and executive officers do not hold shares of the Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock and will not hold shares of the Series G Preferred Stock. Certain of AIG’s directors and executive officers hold shares of AIG Common Stock. As a result, each director and executive officer who holds shares of AIG Common Stock will be eligible to receive Warrants under the Recapitalization along with other holders of shares of AIG Common Stock.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple shareholders who share a single address, unless AIG has received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Information Statement, he or she may contact the AIG Director of Investor Relations at 180 Maiden Lane, New York, New York 10038, 212-770-6293, and AIG will deliver this document to such shareholder promptly upon receiving the request.

Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate shareholder materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

Appendix A

The Written Consent

AMERICAN INTERNATIONAL GROUP, INC.

Written Consent in Lieu of
a Special Meeting of Shareholders

The undersigned (the “Trust”), being the sole holder of all the 100,000 outstanding shares of Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) of American International Group, Inc., a Delaware corporation (the “Corporation”), representing approximately [79.77] percent of the voting power of the Corporation’s shareholders entitled to vote on any particular matter, pursuant to Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) and the Corporation’s by-laws, hereby waives notice and the holding of a formal special meeting, and hereby, in its capacity as the sole holder of the Series C Preferred Stock, consents to and adopts the following resolutions, which resolutions shall be deemed to be adopted as of the date hereof to the same extent and with the same force and effect as if such resolutions were duly adopted by the shareholders of the Corporation at a duly convened special meeting held for such purpose, and directs that this Written Consent be filed with the minutes of the proceedings of the shareholders of the Corporation:

WHEREAS, the Corporation entered into an agreement in principle (the “Agreement in Principle”) with the United States Department of the Treasury (the “Treasury Department”), the Federal Reserve Bank of New York (the “FRBNY”) and the undersigned for a series of integrated transactions (the “Recapitalization”) to recapitalize the Corporation, including the repayment of all amounts owed under, and the termination of, the Credit Agreement, dated as of September 22, 2008 (as amended, the “Credit Agreement”), between the Corporation and the FRBNY;

WHEREAS, in connection with the Recapitalization, the Corporation has agreed in principle to issue shares of the Corporation’s common stock, par value $2.50 per share (“Common Stock”), as follows: (i) 562,868,095 shares of Common Stock (subject to reduction as provided in the Agreement in Principle) to the Trust in exchange for all the outstanding shares of the Series C Preferred Stock, (ii) 924,546,133 shares of Common Stock to the Treasury Department in exchange for all the outstanding shares of the Corporation’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share, and (iii) 167,623,733 shares of Common Stock to the Treasury Department as partial consideration in exchange for the outstanding shares of the Corporation’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series F Preferred Stock”) (collectively, the “Common Stock Issuance”);

WHEREAS, in connection with the Recapitalization, the Corporation has agreed in principle to issue a new series of preferred stock designated as “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) to the Treasury Department (together with the Common Stock Issuance, the “Issuance”) as partial consideration in exchange for the outstanding shares of Series F Preferred Stock;

WHEREAS, on March 31, 2012, the Series G Preferred Stock will automatically convert into a variable number of shares of Common Stock in accordance with its terms;

WHEREAS, the Corporation has determined that (i) pursuant to Section 312.03 of the New York Stock Exchange Listed Company Manual, approval of the holders of the issued and outstanding shares of the Common Stock and the Series C Preferred Stock, voting together as a single class, is required prior to the Issuance and (ii) the Written Consent, pursuant to the rules of the New York Stock Exchange, is sufficient to approve the Issuance and satisfy Section 312.03;

WHEREAS, the officers of the Corporation have requested the undersigned to sign this Written Consent to authorize the Issuance, on behalf of the holders of the Common Stock and the Series C Preferred Stock, voting together as a single class, and the undersigned is willing to so sign this Written Consent; and

WHEREAS, the Corporation and the undersigned desire that the actions taken by this Written Consent become effective at the later of (i) 20 days after the Notice and Information Statement in connection with the Issuance is first mailed or transmitted to the Corporation’s shareholders and (ii) the closing of the Recapitalization;

NOW, THEREFORE, BE IT:

RESOLVED, that the Issuance is hereby approved, subject to the closing of the Recapitalization; and

FURTHER RESOLVED, that the actions taken by this Written Consent shall not be effective until the later of (i) 20 days after the Notice and Information Statement in connection with the Issuance is first mailed or transmitted to shareholders and (ii) the closing of the Recapitalization.

The action taken by this Written Consent shall have the same force and effect as if taken at a meeting of holders of all outstanding shares of the Series C Preferred Stock and Common Stock, duly called and constituted pursuant to the DGCL and the Corporation’s by-laws.

This Written Consent may be executed in any number of counterparts, each of which will be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Trust, being the sole holder of the Series C Preferred Stock, has executed this Written Consent.

AIG CREDIT FACILITY TRUST,
a trust established for the sole benefit of
the United States Treasury

By:
Name:     Jill M. Considine

Title:	Trustee

Dated:

By:
Name:     Chester B. Feldberg

Title:	Trustee

Dated:

By:
Name:     Peter A. Langerman

Title:	Trustee

Dated:

Appendix B

Agreement in Principle, dated as of September 30, 2010, by and among American
International Group, Inc., the United States Department of the Treasury, the
Federal Reserve Bank of New York and the AIG Credit Facility Trust

The undersigned hereby confirm that they have reached an agreement in principle consistent with the annexed term sheet.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison, Jr.
Name:     Herbert M. Allison, Jr.

Title:	Assistant Secretary for Financial Stability

FEDERAL RESERVE BANK OF NEW YORK

By:	/s/ Roseann Stichnoth
Name:     Roseann Stichnoth

Title:	Executive Vice President

AIG CREDIT FACILITY TRUST

By:	/s/ Jill M. Considine
Name:     Jill M. Considine

Title:	Trustee

By:	/s/ Chester B. Feldberg
Name:     Chester B. Feldberg

Title:	Trustee

By:	/s/ Peter A. Langerman
Name:     Peter A. Langerman

Title:	Trustee

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name:     Brian T. Schreiber

Title:	Senior Vice President Strategic Planning

Date: September 30, 2010

AIG RECAPITALIZATION

Summary of Terms of September 30, 2010

Transaction Overview	As more fully described below, American International Group, Inc. (“AIG”), the Federal Reserve Bank of New York (“FRBNY”), the United States Department of the Treasury (“UST”) and the AIG Credit Facility Trust (“Trust”) propose to enter into a series of integrated transactions (collectively, the “Recapitalization”),[1] that would result in, among other things, the following:

• at the closing of the Recapitalization (the “Closing”), the full repayment in cash of all remaining principal, accrued and unpaid interest, fees and other amounts owing, and the termination of all commitments, under the Credit Agreement dated as of September 22, 2008 (the “FRBNY Credit Facility”) between AIG and the FRBNY, funded solely from (i) secured non-recourse loans to AIG from AIA Aurora LLC (the “AIA SPV”) and ALICO Holdings LLC (the “ALICO SPV”, and together with the AIA SPV, the “SPVs”) of the net cash proceeds from the initial public offering of American International Assurance Company, Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”) and (ii) the “excess” cash made available by AIG and its subsidiaries for repayment of the FRBNY Credit Facility at the Closing as described below;

• at the Closing, the amendment and restatement of the Securities Purchase Agreement (as amended and restated, the “SPA”) relating to AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”) to exchange a portion of AIG’s remaining right to draw up to $22.3 billion (the “Series F Drawdown Right”), in an amount to be designated by AIG prior to the Closing that shall not exceed $2 billion, for the right of AIG to draw up to such designated amount (the “Series G Designated Amount”) after the Closing for general corporate purposes (the “Series G Drawdown Right”);

• AIG drawing at the Closing an amount up to the amount remaining undrawn pursuant to the Series F Drawdown Right subject to the limitations set forth herein;

• the purchase by AIG at the Closing of AIA Preferred Interests and ALICO Preferred Interests from the FRBNY having an aggregate liquidation preference equal to the amount drawn at the Closing pursuant to the Series F Drawdown Right;

• the exchange by the UST of the Series F Preferred Stock (including amounts drawn at the Closing) for:

• all of the AIA Preferred Interests and ALICO Preferred Interests purchased from the FRBNY;

1 It is understood and agreed among all parties to the Recapitalization that the components of the Recapitalization constitute a single, integrated, non-severable transaction.

• approximately 167.6 million shares[2] of AIG common stock, par value $2.50 per share (“AIG Common Stock”); and

  • shares of a new series of preferred stock of AIG designated as the “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”), which will evidence (i) any amounts allocated by AIG to the Series G Drawdown Right to be available to be drawn after the Closing and (ii) any amounts drawn by AIG on the Series F Drawdown Right between announcement and Closing;

• the exchange of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) for approximately 562.9 million shares[3] of AIG Common Stock;

• the exchange of AIG’s Series E Fixed Rate Non-Cumulative Preferred Stock (the “Series E Preferred Stock”) for approximately 924.5 million shares of AIG Common Stock;

• AIG’s issuance after the Closing to the holders of AIG Common Stock prior to the Closing, by means of a dividend, of 10-year warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share; and

• AIG having the following pro forma capitalization immediately after giving effect to the Recapitalization:

	Outstanding	Percentage of
	Shares of AIG	Outstanding
	Common Stock	Shares
	(In millions)[4]

AIG Common Stock issued upon exchange for:
Series C Preferred Stock	562.9	31.3%
Series E Preferred Stock	924.5	51.4%
Series F Preferred Stock	167.6	9.3%
Subtotal	1,655.0	92.1%
Existing holders of AIG Common Stock	142.9 [5]	7.9%
Total	1,797.9	100.0%

2 Calculated based on the aggregate liquidation preference of the Series F Preferred Stock currently outstanding.
3 Calculated based on the number of shares that would represent 79.8% of pro forma outstanding shares of AIG Common Stock prior to the Restructuring and the assumed number of shares of AIG Common Stock to be issued in exchange for the equity units described under “Exchange of Equity Units” below. To be adjusted to reflect the actual shares of AIG Common Stock issued in exchange for such equity units.
4 This table does not reflect the shares of AIG Common Stock underlying any AIG securities convertible into, or exchangeable or exercisable for, shares of AIG Common Stock, including the Series G Preferred Stock, the warrants to be issued to the AIG public stockholders after the Closing and the outstanding warrants currently held by the UST. This table also does not reflect the issuance of shares of AIG Common Stock in exchange for the equity units described under “Exchange of Equity Units” below.
5 This number reflects the currently outstanding shares of AIG Common Stock and the assumed number of shares of AIG Common Stock to be issued in exchange for the equity units described below under “Exchange of Equity Units” below.

Repayment of FRBNY Credit Facility; Waiver of AIA and ALICO Preferred Distributions

Repayment of FRBNY Credit Facility	At the Closing, all principal, accrued and unpaid interest, fees and other amounts owing under the FRBNY Credit Facility will be repaid in full solely from (i) the borrowings under the SPV Intercompany Loans described below and (ii) the Excess Cash Proceeds (as defined below) available at the Closing.

AIG will use commercially reasonable efforts (taking into account market prices and conditions) to raise cash proceeds (the “Excess Cash Proceeds”), in an aggregate amount at least sufficient to repay (when combined with the borrowings under the SPV Intercompany Loans) all remaining amounts owing under the FRBNY Credit Facility.

Notwithstanding the foregoing, any cash proceeds received in connection with the disposal of any Designated Pledged Asset (or distributions thereon) shall, unless directed in writing by the FRBNY and the UST, be excluded from the definition of “Excess Cash Proceeds”.

At the Closing, all available undrawn commitments under the FRBNY Credit Facility will be terminated.

Waiver; Escrow	As consideration for AIG’s agreement to complete the Recapitalization, the FRBNY, as the holder of the preferred interests in the AIA SPV and ALICO SPV, will waive (the “Waiver”) the right to receive mandatory distributions on such preferred interests until the Closing, with all proceeds subject to the Waiver to be held in segregated escrow accounts with the FRBNY, as agent for the SPVs,[6] until the Closing.[7] The preferred interests in the AIA SPV and the ALICO SPV are referred to herein as the “AIA Preferred Interests” and “ALICO Preferred Interests”, respectively, and interchangeably as the “AIA/ALICO Preferred Interests”.[8]

The Waiver will also provide that, at the Closing, proceeds will be released from escrow and loaned (each, an “SPV Intercompany Loan”) to AIG on the terms described below; provided, however, that if the aggregate amount of the proceeds subject to the Waiver, when combined with the Excess Cash Proceeds, exceeds all amounts owing under the FRBNY Credit Facility, such excess amount shall be distributed in accordance with the terms of the SPVs’ limited liability company agreements.

Upon the Closing, the Waiver will terminate and thereafter all cash received by each SPV from repayment of the SPV Intercompany

6 AIG and the FRBNY to agree on arrangements regarding the proceeds held in the escrow accounts.
7 The escrow accounts are expected to consist of, in the case of the AIA SPV, the net cash proceeds from the AIA IPO and, in the case of the ALICO SPV, the net cash proceeds from the sale of ALICO to MetLife.
8 For purposes of this document, the references to, and the aggregate liquidation preference of, the AIA/ALICO Preferred Interests will include, unless otherwise agreed by the FRBNY, the UST and AIG, the 1% and 5% preferred participating returns held by the FRBNY in the AIA SPV and the ALICO SPV, respectively.

Loans, receipt of SPV Capital Contributions, disposition of assets or otherwise will be distributed in accordance with the terms of the SPVs’ limited liability company agreements without regard to the Waiver.

If the Recapitalization is terminated because the End Date (as defined below) occurs (or for any other reason), the Waiver will terminate and be of no further force or effect and all amounts held in escrow at each SPV will be released and distributed in accordance with the terms of the SPVs’ limited liability company agreements without regard to the Waiver.

SPV Intercompany Loans	Recourse against AIG under each SPV Intercompany Loan will be limited to the Designated Pledged Assets (other than any liability of AIG resulting from AIG’s intentional and knowing failure to perform its material obligations under the SPV Intercompany Loans and related security documents).

The following assets of AIG and certain of its subsidiaries (who will become limited recourse guarantors to the extent of the applicable Designated Pledged Assets), along with all proceeds thereof and distribution thereon in each case (subject to exceptions to be agreed, consistent with the limitations on the collateral pledged to secure the FRBNY Credit Facility to the extent applicable, and any additional tax and regulatory considerations and timing constraints) (the “Designated Pledged Assets”) will be pledged to the SPVs to secure each SPV Intercompany Loan:

• the equity interests of Nan Shan Life Insurance Company, Ltd. (“Nan Shan”), AIG Star Life Insurance Co. Ltd (“Star”) and AIG Edison Life Insurance Company (“Edison”);

• the equity interests of International Lease Finance Corporation (“ILFC”);

• AIG’s and its subsidiaries’ interests in Maiden Lane II LLC and Maiden Lane III LLC and distributions thereon (subject to a commercially reasonable efforts standard taking into account applicable regulatory, tax and capital considerations); and

• any contract rights of AIG or any of the limited recourse guarantors under any contract to sell or otherwise dispose of any of the foregoing assets, whether presently effective or entered into after the date of the SPV Intercompany Loans.

Notwithstanding anything in the FRBNY Credit Facility to the contrary:

• unless the UST and the FRBNY direct in writing that any cash proceeds received prior to the Closing in connection with the disposal of any Designated Pledged Asset (or distributions thereon) constitute “Excess Cash Proceeds”, such cash proceeds shall not be applied to repay the FRBNY Credit Facility and will instead be applied at the Closing to simultaneously repay a portion of the SPV Intercompany Loans issued at the Closing, with the proceeds of such repayment distributed at the Closing in accordance with the terms of the SPVs’ limited liability company agreements; and

• any non-cash proceeds or distributions received in connection therewith will be Designated Pledged Assets.

Additionally, each SPV Intercompany Loan will be secured by a pledge of the common equity of the other SPV and guaranteed by such other SPV; provided, however, that, with respect to the AIA SPV, not more than either (i) 66% of the common equity of the AIA SPV will be pledged, or (ii) 66% of the equity interests in AIA Group Limited that are owned by AIA SPV will be subject to the guarantee.

Notwithstanding that the ALICO SPV is initially responsible for all MetLife indemnification claims and downward purchase price adjustments under the purchase agreement relating to the ALICO sale transaction, AIG will be responsible for funding in cash the amount of each such MetLife indemnification claim and downward purchase price adjustment on a dollar-for-dollar basis when and if paid by the ALICO SPV. If immediate payment in cash of any such amounts would reasonably be expected to materially and adversely affect AIG’s liquidity, the parties will negotiate in good faith alternative or deferred funding arrangements.

Each SPV Intercompany Loan will bear interest at a rate per annum equal to the “preferred return” on such SPV’s AIA/ALICO Preferred Interests, will have a maturity date of three years after the Closing and will have such other terms, consistent with the terms of the Recapitalization (including events of default) as the parties shall agree.

AIG and each SPV will have the option to repay, retire or take such other action with respect to the SPV Intercompany Loans as it sees fit once all AIA/ALICO Preferred Interests have been redeemed or acquired by AIG.

Capital Contribution Obligations	If either SPV’s AIA/ALICO Preferred Interests remain outstanding following the repayment in full of the SPV’s SPV Intercompany Loan, AIG will agree to make capital contributions to such SPV (each, an “SPV Capital Contribution”) upon receipt of any proceeds of, or any other distributions on, the Designated Pledged Assets. AIG’s obligations to make the SPV Capital Contributions will be supported by the same guarantees and collateral package as the SPV Intercompany Loans.

Additional Documentation/Payment Waterfall Security Agreement	The collateral arrangements with respect to the Designated Pledged Assets, in a form reasonably satisfactory to the UST, the FRBNY and AIG, will contain customary provisions to protect the interests of the SPVs as secured parties, including the application of the proceeds of the Designated Pledged Assets to the repayment of the SPV Intercompany Loans and any SPV Capital Contributions. This documentation shall provide, among other things, that unless otherwise directed by the holder of the AIA Preferred Interests and the ALICO Preferred Interests, any proceeds or any other distributions received in respect of the Designated Pledged Assets will be allocated pro rata to the AIA SPV and the ALICO SPV based on the relative aggregate outstanding liquidation preferences of the AIA Preferred Interests and ALICO Preferred Interests at that time, either as repayment of the relevant SPV Intercompany Loan or as an SPV Capital Contribution. The holders of the AIA/ALICO Preferred Interests will be party to or third party beneficiaries of the collateral documentation, including the payment waterfall and cross guarantees and AIG’s obligations to make SPV Capital Contributions. If AIG is not the pledgor of a component of the Designated Pledged Assets, then the pledgor of such component will be a limited recourse guarantor of the SPV Intercompany Loans to the extent of such component. If tax or regulatory issues prevent the pledging of 100% of the equity interests of a Designated Pledged Asset, then in addition to any amount that may be pledged, the pledgor will also pledge any proceeds from the sale of such Designated Pledged Asset.

Drawdown of Series F Closing Drawdown Amount, Purchase of AIA/ALICO Preferred Interests, Exchange of Series F Preferred Stock and Terms of Series G Preferred Stock

Series F Closing Drawdown Amount	At the Closing, AIG will draw pursuant to the Series F Drawdown Right an amount (the “Series F Closing Drawdown Amount”) equal to the lesser of (i) the remaining balance undrawn pursuant to the Series F Drawdown Right (less the Series G Designated Amount) and (ii) the aggregate liquidation preference[9] of all AIA/ALICO Preferred Interests outstanding at the Closing.

The Series F Drawdown Right will terminate and be of no further force and effect immediately following the Closing.

Purchase of AIA/ALICO Preferred Interests	At the Closing, AIG will purchase from the FRBNY AIA Preferred Interests and ALICO Preferred Interests (the “Purchased AIA/ALICO Preferred Interests”) having an aggregate liquidation preference equal to at least the Series F Closing Drawdown Amount, at a cash purchase price (the “AIA/ALICO Preferred Interests Purchase Price”) equal to the aggregate outstanding liquidation preference of all of the Purchased AIA/ALICO Preferred Interests. Unless otherwise agreed by the FRBNY and the UST, the Purchased AIA/ALICO Preferred Interests will be purchased on a pro rata basis as to the AIA Preferred Interests and ALICO Preferred Interests based on the relative aggregate outstanding liquidation preferences of the AIA Preferred Interests and ALICO Preferred Interests at that time. AIG will fund the AIA/ALICO Preferred Interests Purchase Price from the Series F Closing Drawdown Amount.

9 Taking into account, if applicable, the application of (i) any proceeds subject to the Waiver in excess of the amount required to be used to repay the FRBNY Credit Facility and advanced as SPV Intercompany Loans and (ii) any cash proceeds received from the disposal of Designated Pledged Assets prior to the Closing.

Amendment of SPA	The parties will amend and restate the SPA to (i) exchange a portion of the Series F Drawdown Right for the Series G Drawdown Right (if AIG so elects) and (ii) provide for the exchange of the Series F Preferred Stock as described below. Notwithstanding such exchange, the remaining commitment fees on the Series F Drawdown Right will nevertheless remain payable by AIG at the times they are currently due.

Exchange of Series F Preferred Stock	Simultaneously with the Closing, the shares of Series F Preferred Stock held by the UST will be exchanged for:

• the Purchased AIA/ALICO Preferred Interests;

• shares of Series G Preferred Stock, having the rights, preferences and terms described below (but only if (i) AIG has elected prior to the Closing to designate a portion of the Series F Drawdown Right as the Series G Drawdown Right and/or (ii) AIG draws on the Series F Drawdown Right after the date the parties announce the Recapitalization and prior to the Closing); and

• approximately 167.6 million shares of AIG Common Stock.

Series G Preferred Stock	The Series G Preferred Stock received by the UST will have the following rights, preferences and terms:

• Liquidation preference:  The shares of Series G Preferred Stock will initially have a zero aggregate liquidation preference, except that if AIG draws on the Series F Drawdown Right after the date the parties announce the Recapitalization and prior to the Closing, the shares of Series G Preferred Stock will have an initial aggregate liquidation preference equal to the amount of such draws. Upon each drawdown, the aggregate liquidation preference of the shares of the Series G Preferred Stock will increase by an amount equal to the amount of such drawdown. Dividends on each share of Series G Preferred Stock will accrue on a daily basis at a rate of 5% per annum, compounded quarterly.

• Conversion:  The Series G Preferred Stock will automatically convert into AIG Common Stock on March 31, 2012 (the “Conversion Date”) following the consummation, if applicable, of the Deferred Exchange on the Conversion Date. The Series G Preferred Stock will be convertible into a variable number of shares of AIG Common Stock equal to (x) the aggregate liquidation preference of the Series G Preferred Stock, plus all accrued and unpaid dividends, divided by (y) the Conversion Price. The “Conversion Price” will be equal to the lesser of (a) 80% of the volume weighted average price of the AIG Common Stock over the 20 trading days prior to the announcement date of the Recapitalization, and (b) 80% of the volume weighted average price of the AIG Common Stock over the 20 trading days prior to the Closing Date, subject to anti-dilution protections typical in registered convertible securities.

•  Optional Redemption:  AIG may redeem the Series G Preferred Stock at any time or times, in whole or in part, at a redemption price in cash equal to the liquidation preference of the Series G Preferred Stock, plus all accrued and unpaid dividends, without any prepayment or other penalty; provided, however, that for so long as the FRBNY holds AIA/ALICO Preferred Interests:

• AIG shall not have the right to redeem the Series G Preferred Stock for cash; and

  • instead, AIG shall have the right to deliver the FRBNY cash in exchange for AIA/ALICO Preferred Interests having an aggregate liquidation preference (plus accrued and unpaid dividends) equal to such cash amount, and thereafter deliver to the UST the AIA/ALICO Preferred Interests so purchased in exchange for a reduction in the aggregate liquidation preference of the Series G Preferred Stock by a corresponding amount (such transactions to be consummated in a manner consistent with the steps set forth in clauses 3 through 6 under “Deferred Exchange of AIA/ALICO Preferred Interests” below).

• Mandatory Redemption Upon Equity Offering:  Net proceeds received by AIG in connection with any public offering for cash of its equity securities (whether or not such offering constitutes an “Equity Offering” (as defined below)) after the closing of the recapitalization will be used as follows:

  • first, the net proceeds will reduce on a dollar-for-dollar basis the remaining availability, if any, of the Series G Designated Amount for general corporate purposes and instead will be available solely for the purpose of purchasing and exchanging an equal amount of AIA/ALICO Preferred Interests, if any, then held by the FRBNY as contemplated under “Deferred Exchange of AIA/ALICO Preferred Interests” below; and

• thereafter, the remaining net proceeds will be used to redeem Series G Preferred Stock at a redemption price equal to the liquidation preference, plus accrued and unpaid dividends.

• Series G Drawdown Right:  The Series G Drawdown Right may be drawn for general corporate purposes upon the applicable conditions to such drawdown being met as described below under “Conditions to Closing of Each Drawdown” consistent with the drawdown mechanics of the Series F Drawdown Right; provided that, consistent with the Series F Drawdown Right, AIG may not use the funds drawn to pay annual bonuses or other future cash performance awards to executives or senior partners.

• Availability:  The Series G Designated Amount will be reduced on a dollar-for-dollar basis (i) as described above under “Mandatory Redemption Upon Equity Offering” and (ii) by the aggregate amount AIG draws on the Series F Drawdown Right at any time after the date the parties announce the Recapitalization and prior to the Closing.

• Equity Offering:  Pursuant to the SPA, AIG will commit to use commercially reasonable efforts (after taking into account the price of the equity securities to be offered) to effect an underwritten public offering of its equity securities to raise net proceeds equal to the Series G Designated Amount (an “Equity

Offering”) during the period beginning after the date AIG files its Annual Report on Form 10-K for the year ended December 31, 2010 and ending on June 30, 2011.

• Duration of Series G Drawdown Right:  The Series G Drawdown Right will expire upon the earlier of (i) the Conversion Date and (ii) such time that AIG has (A) been adjudicated as, or determined by any governmental authority having regulatory authority over AIG or its assets to be, insolvent, (B) become the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding (including, without limitation, under Title 11 of the United States Bankruptcy Code) or (C) become the subject of an appointment of a trustee, receiver, intervenor or conservator under the Resolution Authority under Dodd-Frank Wall Street Reform and Consumer Protection Act or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect (each of (A) through (C), an “Insolvency Trigger”);

• Conditions to Commencement:  The conditions to the commencement of the Series G Drawdown Right will be as follows (which are substantially the same as the analogous conditions relating to the commencement of the Series F Drawdown Right):

• accuracy of AIG’s representations and warranties and performance by AIG of its obligations under the SPA;

• a certificate of an AIG senior executive officer certifying as to the matters described in the preceding bullet point;

• the filing with the Delaware Secretary of State of the certificate of designations for the Series G Preferred Stock;

• delivery to the UST of an opinion of counsel in substantially the same form as delivered in connection with the commencement of the Series F Drawdown Right;

• delivery of stock certificates for the Series G Preferred Stock; and

• the Closing has occurred.

• Conditions to Closing of Each Drawdown: The conditions to the closing of each drawdown pursuant to the Series G Drawdown Right will be as follows:

• the Conversion Date has not occurred;

• an Insolvency Trigger has not occurred;

• on or before the applicable drawdown date, AIG has provided to the UST an outline, in a form reasonably satisfactory to the UST, of the expected uses by AIG of the drawdown amount;

• the accuracy of certain of the representations and warranties contained in the SPA as of, and AIG’s performance of it obligations under the SPA at or prior to, the drawdown date; and

• delivery to the UST of an opinion of counsel in substantially the same form as delivered in connection with a drawdown under the Series F Drawdown Right.

• Ranking. The Series G Preferred Stock will rank with respect to rights upon the liquidation, winding-up or dissolution of AIG:

  • senior to (a) all of the AIG Common Stock and (b) to each other class of capital stock the terms of which expressly provide that it ranks junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of AIG;

  • On a parity with any class or series of capital stock the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of AIG;

• junior to each class or series of capital stock the terms of which provide that such class or series will rank senior to the Series G Preferred Stock; and

• junior to all of the existing and future indebtedness and other obligations of AIG.

Deferred Exchange of AIA/ALICO Preferred Interests	If the FRBNY holds AIA/ALICO Preferred Interests on (i) any date on which the availability under the Series G Drawdown Right for general corporate purposes is reduced as a result of any public offering by AIG of its equity securities and/or (ii) the Conversion Date (to the extent there is any undrawn availability of the Series G Designated Amount as of the Conversion Date) (each, a “Deferred Exchange Date”), then the following transactions (collectively, a “Deferred Exchange”) will occur on such Deferred Exchange Date (and, in the case of the Conversion Date, immediately prior to the conversion of the Series G Preferred Stock into shares of AIG Common Stock as described above) in the order listed below, all of which will be deemed to occur substantially contemporaneously:

1. AIG will draw pursuant to the Series G Drawdown Right in an amount (such amount, the “Deferred AIA/ALICO Preferred Interests Purchase Price”) equal to the lesser of (A) in the case of a Deferred Exchange referred to in clause (i) above, the amount by which the availability under the Series G Drawdown Right for general corporate purposes is reduced as a result of such public offering, and, in the case of a Deferred Exchange referred to in clause (ii) above, the undrawn availability of the Series G Designated Amount as of the Conversion Date, and (B) the aggregate liquidation preference of all AIA/ALICO Preferred Interests held by the FRBNY at such time;

2. the aggregate liquidation preference of the Series G Preferred Stock will increase by an amount equal to the Deferred AIA/ALICO Preferred Interests Purchase Price;

3. AIG will deliver a cash amount equal to the Deferred AIA/ALICO Preferred Interests Purchase Price to the FRBNY;

4. the FRBNY will deliver AIA Preferred Interests and ALICO Preferred Interests (the “Deferred Purchased AIA/ALICO Preferred Interests”) having an aggregate liquidation preference equal to the Deferred AIA/ALICO Preferred Interests Purchase Price to AIG (unless otherwise agreed by the FRBNY and the UST, the Deferred Purchased AIA/ALICO Preferred Interests will be purchased on a pro rata basis as to the AIA Preferred Interests and ALICO Preferred Interests based on the relative aggregate outstanding liquidation preferences of the AIA Preferred Interests and ALICO Preferred Interests held by the FRBNY at that time);

5. AIG will deliver the Deferred Purchased AIA/ALICO Preferred Interests to the UST; and

6. the aggregate liquidation preference of the Series G Preferred Stock will reduce by an amount equal to the Deferred AIA/ALICO Preferred Interests Purchase Price.

Notwithstanding the terms of the Series G Preferred Stock described above under “Series G Preferred Stock”, for purposes of a Deferred Exchange:

• the only condition to the drawdown of all or a portion of the Series G Unused Availability in connection with such Deferred Exchange is that the Deferred Purchased AIA/ALICO Preferred Interests will be delivered to the UST at the closing of such Deferred Exchange; and

• the availability of the Series G Drawdown Right will be equal to the Deferred AIA/ALICO Preferred Interests Purchase Price.

Subordination Agreement	If the aggregate Purchased AIA/ALICO Preferred Interests (including any Deferred Purchased AIA/ALICO Preferred Interests) do not constitute all of the AIA/ALICO Preferred Interests outstanding, the FRBNY will have the right, pursuant to a subordination agreement entered into among AIG, AIA SPV, ALICO SPV, the UST and the FRBNY, to receive distributions on its remaining AIA/ALICO Preferred Interests up to the aggregate outstanding liquidation preferences of all AIA/ALICO Preferred Interests held by the FRBNY before the UST will be entitled to receive any distributions on the AIA/ALICO Preferred Interests. In furtherance of the foregoing, AIG will agree to cause AIA SPV and ALICO SPV to make distributions on AIA/ALICO Preferred Interests to the FRBNY until the aggregate outstanding liquidation preferences of all AIA/ALICO Preferred Interests held by the FRBNY have been paid in full, and thereafter make all distributions on the AIA/ALICO Preferred Interests to the UST. Each of the FRBNY and the UST will agree that, to the extent it receives any distributions inconsistent with the preceding sentence, it will promptly return such distributions to the AIA SPV or ALICO SPV, as the case may be, or direct such distributions directly to the other party.

Exchange of Equity Units	Shortly after AIG files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, AIG will conduct a registered exchange offer in which it will offer shares of AIG Common Stock and cash for the equity units mandatorily exchangeable for shares of AIG Common Stock that it previously issued on May 16, 2008.[10] AIG intends to file a registration statement on Form S-4 relating to the exchange prior to the filing of such Quarterly Report with the expectation that the Form S-4 will become effective shortly following the filing of such Quarterly Report.

Exchange Series C Preferred Stock for AIG Common Stock; Distribution of AIG Common Stock Resulting from Exchange	At the Closing, the Series C Preferred Stock will be exchanged for approximately 562.9 million shares of AIG Common Stock. Immediately after such exchange, the Trust will distribute at the Closing all of the shares of AIG Common Stock issued in connection with such exchange to the UST and thereafter the Trust will be dissolved in accordance with the terms of the trust agreement.[11]

Exchange of Outstanding Liquidation Preferences of Series E and Series F Preferred Stock for AIG Common Stock	At the Closing, the Series E Preferred Stock will be exchanged for approximately 924.5 million shares of AIG Common Stock and the aggregate liquidation preference of the Series F Preferred Stock outstanding as of the date the parties announce the Recapitalization will be exchanged for approximately 167.6 million shares[12] of AIG Common Stock.

Registration Rights	The UST will be afforded registration rights with respect to the shares of AIG Common Stock issued in connection with the Recapitalization on terms substantially consistent with those relating to the Series C Preferred Stock contained in the Series C Preferred Stock purchase agreement, subject to appropriate modifications relating to AIG’s obligations to effect an Equity Offering described above, the exchange of equity units described above and the exchange of hybrid securities described below, including appropriate lock-up arrangements covering the registrable shares. The UST’s registration rights will be assignable to third-party purchasers of registrable securities and, as part of the definitive documentation for the Recapitalization, AIG and the UST will agree to appropriate limitations on the exercise of those rights by third-party purchasers.

Exchange of Hybrid Securities	Within an agreed upon period after the Closing, AIG will use its reasonable efforts to conduct a registered exchange offer and/or a Section 3(a)(9) exchange offer for one or more series of its outstanding hybrid securities.

UST’s Outstanding Warrants	The outstanding warrants currently held by the UST will remain outstanding following the Recapitalization; provided, however, that notwithstanding anything in the anti-dilution provision of such warrants to the contrary, no adjustment will be made to the number of shares of AIG Common Stock subject to, or the exercise price of, such warrants as a result of the Recapitalization.

10 The number of shares of AIG Common Stock will be the number that holders would receive under the stock purchase contracts underlying the equity units and the cash payments will be designed to compensate holders for the interim payments (interest on the underlying debentures and contract adjustment payments on the underlying stock purchase contracts) to which they would otherwise be entitled.
11 Potential amendments of the trust agreement to be discussed.
12 Calculated based on the aggregate liquidation preference of the Series F Preferred Stock currently outstanding.

Issuance of Warrants to Existing Holders of AIG Common Stock	After the Closing, AIG will issue to the holders of AIG Common Stock prior to the Closing, by means of a dividend, 10-year warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share.

Conditions to the Recapitalization	The consummation of the Recapitalization will be subject to the following material conditions:

 1. (i) the borrowings under the SPV Intercompany Loans and (ii) the Excess Cash Proceeds available at the Closing will be sufficient to repay at the Closing all remaining principal, accrued and unpaid interest, fees and other amounts owing under the FRBNY Credit Facility in full;

 2. the FRBNY shall have received evidence reasonably satisfactory to it that, immediately after the Closing, the FRBNY would not hold AIA/ALICO Preferred Interests having an aggregate liquidation preference in excess of $6 billion;

 3. stockholder approval for the issuance of the shares of AIG Common Stock and Series G Preferred Stock (which is convertible into AIG Common Stock) in connection with the Recapitalization in accordance with the rules of the New York Stock Exchange;

 4. the rating profile of AIG, the primary insurance companies of Chartis, Inc. and the primary insurance companies of SunAmerica Financial Group, taking into account the Recapitalization, shall be reasonably acceptable to the FRBNY, the UST, the Trust and AIG;

5. AIG shall have in place at the Closing available cash and third party financing commitments in amounts and on terms reasonably acceptable to the FRBNY, the UST and AIG;

 6. AIG has not drawn on the Series F Drawdown Right after the date the parties announce the Recapitalization and prior to the Closing by an amount in excess of $2 billion, unless waived by the FRBNY and the UST in their sole discretion;

7. AIG shall have achieved its year-end 2010 targets for the de-risking of AIG FP as set forth in AIG’s AIG FP Contingent Liquidity Plan.

8. absence of any law or order prohibiting the Closing and receipt of all material regulatory approvals and material third party consents required to consummate the Recapitalization;

9. approval for listing of the shares of AIG Common Stock to be issued in the Recapitalization on the New York Stock Exchange; and

10. material performance by each other party of its covenants and the accuracy as of the Closing of the representations and warranties made by each such other party.

Termination	If the Closing does not occur on or prior to March 15, 2011 (the “End Date”), any of AIG, the FRBNY, the UST or the Trust may terminate the Recapitalization.

Closing Steps	At the Closing, the following transactions will occur in the order listed below, all of which will be deemed to occur substantially contemporaneously:

 1. the proceeds subject to the Waiver will be released, the SPVs will make SPV Intercompany Loans to AIG in the amounts specified above, and the remaining proceeds, if any, will be distributed to the holders of the AIA/ALICO Preferred Interests in accordance with the terms of the SPVs’ limited liability company agreements as described above;

2. AIG will draw the Series F Closing Drawdown Amount pursuant to the Series F Drawdown Right;

3. the FRBNY Credit Facility will be repaid in full from (i) the borrowing under the SPV Intercompany Loans and (ii) the Excess Cash Proceeds available at the Closing;

 4. unless the UST and the FRBNY direct in writing that any cash proceeds received prior to the Closing in connection with the disposal of any Designated Pledged Asset (or distributions thereon) constitute “Excess Cash Proceeds”, such cash proceeds will be applied at the Closing to repay a portion of the SPV Intercompany Loans, and distributed in accordance with the terms of the SPVs’ limited liability company agreements;

5. AIG will deliver the AIA/ALICO Preferred Interests Purchase Price to the FRBNY;

6. the FRBNY will deliver all of the Purchased AIA/ALICO Preferred Interests to AIG;

7. to the extent applicable, the right to draw an amount equal to the Series G Designated Amount pursuant to Series F Drawdown Right will be exchanged for the Series G Drawdown Right;

 8. AIG will deliver to the UST: (i) the Purchased AIA/ALICO Preferred Interests, (ii) approximately 1,092.1 million shares of AIG Common Stock (representing the shares of AIG Common Stock to be issued in exchange for the Series E Preferred Stock and the Series F Preferred Stock held by the UST) and (iii) if applicable, the shares of Series G Preferred Stock;

9. AIG will deliver approximately 562.9 million shares of AIG Common Stock (representing the shares of AIG Common Stock to be issued in exchange for the Series C Preferred Stock) to the Trust;

10. the UST will deliver all shares of Series E Preferred Stock and Series F Preferred Stock to AIG;

11. the Trust will deliver all shares of Series C Preferred Stock to AIG; and

12. the Trust will deliver all shares of AIG Common Stock issued upon the exchange of the Series C Preferred Stock to the UST and thereafter the Trust will be dissolved in accordance with the terms of the trust agreement.

Governance	Documentation to include approval/consent rights and other covenants and agreements, including, but not limited to, the following:

• AIG:  Until such time as no obligation of AIG or any of its subsidiaries arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding (excluding any period during which the federal government only holds warrants to purchase AIG Common Stock, but including any period during which the federal government owns (i) any AIG Common Stock issued in exchange for the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock or (ii) any of the Purchased AIA/ALICO Preferred Interests), AIG will remain subject to the covenants from the Series E Exchange Agreement and the Series F Purchase Agreement and:

• AIG and its board of directors must work in good faith with the UST to ensure corporate governance arrangements satisfactory to the UST;

  • AIG will continue to be subject to all applicable laws, including the Employ American Workers Act and the Emergency Economic Stabilization Act of 2008 (including all guidance and regulations related thereto);

  • for so long as American General Finance, Inc. is a subsidiary of AIG, AIG will ensure that MorEquity, Inc. (a subsidiary of American General Finance, Inc.) continues to participate in the Home Affordable Modification Program (to the extent MorEquity, Inc. is eligible to participate in such program);

• AIG must maintain its written policy on lobbying, government ethics and political activity;

• AIG must maintain its written policy on corporate expenses; and

• AIG must maintain a risk management committee of its board of directors.

• AIA SPV and ALICO SPV: Appropriate modifications to the SPV arrangements in light of the Waiver, the SPV Intercompany Loans and SPV Capital Contributions, including:

  • providing that all proceeds received by each SPV in connection with the repayment of an SPV Intercompany Loan or the receipt of SPV Capital Contributions will be considered a “qualifying event” requiring mandatory distributions;

  • eliminating all restrictions on distributions and other actions (e.g., rights to demand liquidity events, etc.) if the holder of the AIA/ALICO Preferred Interests or any of its affiliates control (or have the right to obtain control of) AIG;

  • providing that all significant action consent rights, rights to demand liquidity rights, observer rights, etc. applicable to the AIA/ALICO Preferred Interests (including, in the case of the ALICO SPV, the right to force a sale of MetLife securities) will remain applicable notwithstanding the repayment in full of such SPV Preferred Interests until the AIA/ALICO Preferred Interests at both SPVs have been repaid in full;

• providing for the management and payment/reimbursement by AIG of MetLife purchase price adjustments and post-closing indemnification claims related to the sale of ALICO to MetLife; and

• granting the holder of the AIA/ALICO Preferred Interests the right to enforce SPV Intercompany Loans and SPV Capital Contributions.

• Designated Pledged Assets:  Holder of the AIA/ALICO Preferred Interests to have negative covenants, certain consent rights and liquidity/monetization rights relating to the Designated Pledged Assets substantively equivalent to the rights under the SPVs’ limited liability company agreements to be agreed in the Recapitalization documentation taking into account regulatory and other relevant considerations under applicable law.

• Information and Related Rights:

  • Until such time as no obligation of AIG or any of its subsidiaries arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding (excluding any period during which the federal government only holds warrants to purchase AIG Common Stock, but including any period during which the federal government owns (x) any AIG Common Stock issued in exchange for the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock or (y) any of the Purchased AIA/ALICO Preferred Interests), (i) AIG will continue to provide the UST with the financial information, reports, notices and inspection rights currently provided and (ii) the UST will be entitled to board observer rights; and

  • For so long as the FRBNY holds AIA/ALICO Preferred Interests, AIG will provide the FRBNY with board-level information rights with respect to AIG (relating to any of the Designated Pledged Assets, the SPVs or any of their assets), the AIA SPV and the ALICO SPV, and any other information reasonably requested by the FRBNY relating to any of the foregoing (but excluding any privileged information).

• Indemnification and Expenses:

  • From and after the Closing, AIG will pay all reasonable out-of-pocket expenses of the FRBNY and the UST relating to, or otherwise arising out of, (i) the Recapitalization, (ii) the financial assistance provided under the Troubled Asset Relief Program, (iii) the FRBNY Credit Facility, (iv) the federal government’s ownership of any securities (whether before or after the Closing) of AIG or any of its subsidiaries and (v) the transaction documents relating to the foregoing, including the consideration, exercise, enforcement or protection of any rights granted therein or compliance with any obligations thereunder.

  • Unless otherwise agreed to by the parties, following the Closing the trustees of the Trust shall be provided with expense reimbursement and indemnification at least as protective as what is currently provided under the AIG Credit Facility Trust Agreement, notwithstanding any termination of the FRBNY Credit Facility or the AIG Credit Facility Trust Agreement.

Definitive Documentation	The transactions contemplated hereby are subject to definitive documentation to be mutually agreed by the parties.

Appendix C-1

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Fairness Opinion

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[BOFA MERRILL LYNCH LETTERHEAD]

CONFIDENTIAL

September 29, 2010

Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270

Members of the Board of Directors:

We understand that American International Group, Inc. (“AIG”, the “Company” or “you”) proposes to enter into a transaction among AIG, the Federal Reserve Bank of New York (“FRBNY”), the United States Department of the Treasury (“UST”) and the AIG Credit Facility Trust (the “Trust”), pursuant to which, among other things: (a) AIG will exchange approximately 924.5 million shares of common stock, par value $2.50 per share, of AIG (“AIG Common Stock”) for $41.6 billion in aggregate stated amount of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series E Preferred Stock”), currently held by UST; (b) AIG will exchange approximately 167.6 million shares of AIG Common Stock for $7.5 billion in aggregate stated amount of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series F Preferred Stock”), currently held by UST; and (c) AIG will issue to the holders of AIG Common Stock prior to the Closing, by means of a dividend distribution, 10-year warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share (the “Warrants”). We refer to the transactions described in clauses (a), (b) and (c) of the immediately preceding sentence collectively as the “Exchange Transactions”. The terms and conditions of the Exchange Transactions are more fully set forth in the term sheet agreed by and between AIG, FRBNY, UST and the Trust, which is attached hereto as Exhibit A and which the Company has informed us will be attached to an agreement in principle by and between the same parties to be entered into on September 30, 2010 (the “Term Sheet”).

You have requested our opinion as to the fairness, from a financial point of view, to the holders of AIG Common Stock (other than UST) of the consideration to be paid by AIG in the Exchange Transactions, taken as a whole.

We further understand that the Exchange Transactions are part of a series of integrated transactions collectively referred to as the Recapitalization (and as further described in the Term Sheet) pursuant to which, among other things, at the Closing (as defined in the Term Sheet): (a) AIG will repay in cash (the “FRBNY Repayment”) all of the remaining principal, accrued and unpaid interest, fees and other amounts owing, and terminate all commitments, under the Credit Agreement dated as of September 22, 2008 (the “FRBNY Credit Facility”) between AIG and the FRBNY, to be funded solely from: (i) secured non-recourse loans to AIG from AIA Aurora LLC and ALICO Holdings LLC of the net cash proceeds from the initial public offering of American International Assurance Company, Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”), respectively; and (ii) cash generated by AIG and its subsidiaries; (b) AIG and the UST will amend and restate the SPA (as defined in the Term Sheet) relating to the Series F Preferred Stock to convert (the “Series F/G Drawdown Exchange”) a portion, not to exceed $2 billion, of the amount of Series F Preferred Stock that AIG can require UST to subscribe for and purchase (the “Series F Drawdown Right”), into a right of AIG to require UST to subscribe for and purchase an equivalent amount (the “Series G Designated Amount”) of a new series of preferred stock of AIG to be designated as “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) for general corporate purposes (the “Series G Drawdown Right”); (c) pursuant to an exercise of the Series F Drawdown Right, AIG will require UST to subscribe for and purchase Series F Preferred Stock (the “Series F Drawdown Shares”) in an aggregate stated amount (the “Series F Closing Drawdown Amount”) equal to the lesser of (i) the remaining balance undrawn pursuant to the Series F Drawdown Right (less the Series G Designated Amount) and (ii) the aggregate liquidation preference of the preferred interests in AIA Aurora LLC and ALICO Holdings LLC

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American International Group, Inc.

outstanding at the Closing (the “AIA Preferred Interests” and the “ALICO Preferred Interests”, respectively, and collectively, the “AIA/ALICO Preferred Interests”); (d) AIG will purchase from the FRBNY the AIA/ALICO Preferred Interests (the “Purchased AIA/ALICO Preferred Interests”) having an aggregate liquidation preference equal to at least the Series F Closing Drawdown Amount, for a cash purchase price (the “AIA/ALICO Preferred Interests Purchase Price”) equal to the aggregate outstanding liquidation preference of all of the Purchased AIA/ALICO Preferred Interests and will fund the AIA/ALICO Preferred Interests Purchase Price from the Series F Closing Drawdown Amount; (e) UST will exchange the Series F Drawdown Shares (including amounts drawn at the Closing) for: (i) all of the Purchased AIA/ALICO Preferred Interests; and (ii) shares of Series G Preferred Stock which will evidence (A) any amounts allocated by AIG to the Series G Drawdown Right to be available to be drawn after the Closing and (B) any amounts drawn by AIG on the Series F Drawdown Right between announcement of the Recapitalization and Closing; and (f) the Trust will exchange its AIG Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) for approximately 562.9 million shares of AIG Common Stock. The terms and conditions of the Recapitalization are more fully set forth in the Term Sheet, and we understand that the consummation of the Exchange Transactions is subject to the contemporaneous completion of the other aspects of the Recapitalization.

Finally, we understand that, following the announcement of the Recapitalization and prior to June 30, 2011, the Company intends to: (a) offer to exchange shares of AIG Common Stock for one or more series of its outstanding hybrid securities; (b) offer to exchange shares of AIG Common Stock and cash for the equity units mandatorily exchangeable for shares of AIG Common Stock that it issued on May 16, 2008; (c) effect an underwritten public offering of shares of AIG Common Stock having net proceeds which, when taken together with the aggregate principal amount of the securities repurchased through the Hybrid Exchange Offer, would exceed $6.6 billion; (d) effect one or more offerings or placements of senior debt securities in an aggregate principal amount of at least $1.0 billion; (e) effect one or more offerings or placements of contingent capital securities of the Company and its subsidiaries in an aggregate principal amount of at least $1.5 billion (through December 31, 2011); and (f) establish new credit facilities in an aggregate principal amount of at least $1.5 billion. We refer to the transactions described in this paragraph and pursuant to our discussions with senior management of AIG collectively as the “Post-Recapitalization Financing Plan”.

In connection with this opinion, we have, among other things:

(i) reviewed publicly available business and financial information relating to AIG;

(ii) reviewed certain internal financial and operating information with respect to the business, operations and prospects of AIG furnished to or discussed with us by the management of AIG (such forecasts, the “AIG Forecasts”), which we understand have been provided to you and which set forth, among other things:

•	the net cash proceeds anticipated to be received from the proposed initial public offering of AIA and the Post-Recapitalization Financing Plan;

•	the values to be realized upon the disposition of certain businesses of AIG, including, without limitation, ALICO, certain assets held by Nan Shan Life Insurance Company, Ltd., AIG Star Life Insurance Co. Ltd and AIG Edison Life Insurance Company; and

•	certain assumed financial consequences and operational benefits to AIG of the Series F/G Drawdown Exchange and the elimination of the FRBNY Credit Facility and the Series F Drawdown Right, as anticipated by AIG’s management;

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Board of Directors
American International Group, Inc.

(iii) discussed with certain senior officers, directors and other representatives and advisors of AIG the past and current business, operations, financial condition and prospects of AIG and its subsidiaries, including the following:

•	their assessment of the rationale for the Recapitalization;

•	the relationship among AIG, the FRBNY and the UST;

•	the desire of the FRBNY and the UST to effect the Recapitalization at the present time;

•	the views of AIG’s management with respect to the capital and funding requirements of AIG and its subsidiaries;

•	the impact of the Recapitalization and the Post-Recapitalization Financing Plan on AIG and its subsidiaries’ existing financial strength, issuer credit and debt ratings from A.M. Best Co., Moody’s Investors Service and Standard & Poor’s Ratings Services; and

•	the adverse impact on the operations of AIG and its subsidiaries of the restrictive covenants of the FRBNY Credit Facility;

(iv) reviewed the financial terms of the Exchange Transactions as set forth in the Term Sheet in relation to, among other things:

•	current and historical market prices and trading volumes of AIG Common Stock;

•	the historical and projected earnings and other operating data of AIG and its subsidiaries; and

•	the capitalization and financial condition of AIG;

(v) considered, to the extent publicly available, the financial terms of certain other transactions which we deemed relevant in evaluating the Exchange Transactions, and reviewed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we deemed relevant in evaluating those of AIG;

(vi) evaluated certain potential pro forma financial effects of the Recapitalization and the Post-Recapitalization Financing Plan on AIG;

(vii) reviewed the Term Sheet; and

(viii) performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of AIG that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the AIG Forecasts, we have been advised by the management of AIG that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AIG as to the future financial performance of AIG and, at the direction of the management of AIG and with your consent, (i) we have relied upon the AIG Forecasts in our analysis and in arriving at our opinion, and (ii) we have assumed that the anticipated net proceeds from the disposition of assets will be achieved in the amounts and at the times contemplated by the AIG Forecasts. With respect to the Series E Preferred Stock and Series F Preferred Stock to be repurchased by AIG pursuant to the Exchange Transactions, we have assumed, at your direction and with your consent, that the fair value of each of the Series E Preferred Stock and Series F Preferred Stock is equal to the liquidation value thereof. We have relied upon your view that effecting a transaction similar to

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Board of Directors
American International Group, Inc.

the Recapitalization is essential for the long-term viability of AIG’s businesses. Further, we have assumed, at your direction and with your consent, that (a) AIG will effect the Post-Recapitalization Financing Plan substantially in accordance with the proposed terms thereof, and (b) at all times until completion of the Post-Recapitalization Financing Plan, AIG and its subsidiaries will maintain their financial strength, issuer credit and debt ratings assigned by A.M. Best Co., Moody’s Investors Service and Standard & Poor’s Ratings Services as in effect on the date hereof.

We are not actuaries and our services did not include actuarial determinations or evaluations by us or any attempt by us to evaluate actuarial assumptions, and we will rely on you with respect to the appropriateness and adequacy of insurance-related reserves of AIG or any of its subsidiaries or affiliates. We will also rely on you with respect to the appropriateness and adequacy of reserves of AIG or any of its subsidiaries or affiliates for credit-related losses on securities, loans, derivative instruments or other counterparty exposures. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of AIG or any of its subsidiaries (other than the valuations prepared by one of our affiliates with respect to Maiden Lane II LLC and Maiden Lane III LLC and previously delivered in writing to the Company), nor have we made any physical inspection of the properties or assets of AIG or any of its subsidiaries. We have not evaluated the solvency of AIG under any state or federal laws relating to bankruptcy, insolvency or similar matters. Finally, we have assumed, at your direction and with your consent, that the Recapitalization (including the Exchange Transactions) will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Recapitalization (including the Exchange Transactions), no delay, limitation, restriction or condition will be imposed that would have an adverse effect on AIG or the contemplated benefits of the Recapitalization (including the Exchange Transactions). Representatives of AIG have advised us, and we further have assumed, that the final terms of the Recapitalization as set forth in the definitive documentation relating thereto, including the terms of the new Series G Preferred Stock, as consummated will not vary materially from those set forth in the Term Sheet. We are not expressing any opinion as to what the value of the AIG Common Stock actually will be when issued pursuant to the Exchange Transactions or the price at which the AIG Common Stock will trade at any time.

We express no view herein as to, and our opinion does not address, the underlying business decision of AIG to effect the Exchange Transactions or any other aspect of the Recapitalization, the relative merits of the Exchange Transactions or any other aspect of the Recapitalization as compared to any alternative business strategies that might exist for AIG or the effect of any other transaction in which AIG might engage, including the possibility that AIG could continue to operate under its current capital structure or effect a transaction similar to the Recapitalization at a later date. We do not express any view on, and our opinion does not address, any other term, aspect or implications of the Term Sheet or the Recapitalization, including, without limitation, the FRBNY Repayment, the Series F/G Drawdown Exchange, the decision to draw pursuant to the Series F Drawdown Right the Series F Closing Drawdown Amount, the acquisition of the Purchased AIA/ALICO Preferred Interests and the Post-Recapitalization Financing Plan, other provisions for obligations after the closing of the Recapitalization, ancillary agreements between AIG, the FRBNY, the UST and/or the Trust or any of their respective affiliates, or the fairness of the Exchange Transactions or any other aspect of the Recapitalization to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of AIG, including the UST, the FRBNY or the Trust, in each case other than holders in respect of their shares of AIG Common Stock. In addition, our opinion does not address any legal, regulatory, tax or accounting matters, as to which matters we understand AIG has received such advice as it deems necessary from qualified professionals.

We have acted as financial advisor to AIG in connection with the Recapitalization and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of

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Board of Directors
American International Group, Inc.

which is contingent upon consummation of the Recapitalization. In addition, AIG has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We and certain of our affiliates also expect to serve as underwriter, placement agent and/or dealer manager in connection with the transactions contemplated by the Post-Recapitalization Financing Plan, in respect of which we and such affiliates anticipate receiving substantial fees.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of AIG and certain of its affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to AIG and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as book-running manager, lead arranger and/or agent bank for certain credit facilities of AIG and certain of its affiliates, (ii) having acted or acting as financial advisor to AIG and certain of its affiliates in connection with certain mergers and acquisitions transactions, (iii) having acted as manager or arranger for various debt and equity offerings of AIG and certain of its affiliates, (iv) having provided or providing certain cash and treasury management, credit card and commodity, derivatives and foreign exchange trading services to AIG and certain of its affiliates and (v) having acted or acting as lender under certain term loans, letters of credit and credit, leasing and conduit facilities for AIG and certain of its affiliates. In addition, certain of our affiliates maintain significant commercial (including customer) relationships with AIG and certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to potential purchasers of certain of AIG’s subsidiaries and/or assets and have received or in the future may receive compensation for the rendering of these services, including acting as financial advisor and providing financing to the purchaser in AIG’s pending sale of ALICO and acting as financial advisor and potentially providing financing to a potential purchaser in the contemplated sale of AIG Star Life Insurance Co. Ltd.

It is understood that this letter is for the benefit and use of the Board of Directors of AIG (in its capacity as such) in connection with and for purposes of its evaluation of the Exchange Transactions and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Board of Directors of AIG. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Exchange Transactions or any other aspect of the Recapitalization or any parties thereto. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

C-1-6

Board of Directors
American International Group, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be paid by AIG in the Exchange Transactions, taken as a whole, is fair, from a financial point of view, to the holders of AIG Common Stock (other than UST).

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

C-1-7

Appendix C-2

Citigroup Global Markets Inc.
Fairness Opinion

C-2-1

[CITIGROUP LETTERHEAD]

CONFIDENTIAL

September 29, 2010

Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270

Members of the Board of Directors:

We understand that American International Group, Inc. (“AIG”, the “Company” or “you”) proposes to enter into a transaction among AIG, the Federal Reserve Bank of New York (“FRBNY”), the United States Department of the Treasury (“UST”) and the AIG Credit Facility Trust (the “Trust”), pursuant to which, among other things: (a) AIG will exchange approximately 924.5 million shares of common stock, par value $2.50 per share, of AIG (“AIG Common Stock”) for $41.6 billion in aggregate stated amount of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series E Preferred Stock”), currently held by UST; (b) AIG will exchange approximately 167.6 million shares of AIG Common Stock for $7.5 billion in aggregate stated amount of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series F Preferred Stock”), currently held by UST; and (c) AIG will issue to the holders of AIG Common Stock prior to the Closing, by means of a dividend distribution, 10-year warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share (the “Warrants”). We refer to the transactions described in clauses (a), (b) and (c) of the immediately preceding sentence collectively as the “Exchange Transactions”. The terms and conditions of the Exchange Transactions are more fully set forth in the term sheet agreed by and between AIG, FRBNY, UST and the Trust, which is attached hereto as Exhibit A and which the Company has informed us will be attached to an agreement in principle by and between the same parties to be entered into on September 30, 2010 (the “Term Sheet”).

You have requested our opinion as to the fairness, from a financial point of view, to the holders of AIG Common Stock (other than UST) of the consideration to be paid by AIG in the Exchange Transactions, taken as a whole.

We further understand that the Exchange Transactions are part of a series of integrated transactions collectively referred to as the Recapitalization (and as further described in the Term Sheet) pursuant to which, among other things, at the Closing (as defined in the Term Sheet): (a) AIG will repay in cash (the “FRBNY Repayment”) all of the remaining principal, accrued and unpaid interest, fees and other amounts owing, and terminate all commitments, under the Credit Agreement dated as of September 22, 2008 (the “FRBNY Credit Facility”) between AIG and the FRBNY, to be funded solely from: (i) secured non-recourse loans to AIG from AIA Aurora LLC and ALICO Holdings LLC of the net cash proceeds from the initial public offering of American International Assurance Company, Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”), respectively; and (ii) cash generated by AIG and its subsidiaries; (b) AIG and the UST will amend and restate the SPA (as defined in the Term Sheet) relating to the Series F Preferred Stock to convert (the “Series F/G Drawdown Exchange”) a portion, not to exceed $2 billion, of the amount of Series F Preferred Stock that AIG can require UST to subscribe for and purchase (the “Series F Drawdown Right”), into a right of AIG to require UST to subscribe for and purchase an equivalent amount (the “Series G Designated Amount”) of a new series of preferred stock of AIG to be designated as “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) for general corporate purposes (the “Series G Drawdown Right”); (c) pursuant to an exercise of the Series F Drawdown Right, AIG will require UST to subscribe for and purchase Series F Preferred Stock (the “Series F Drawdown Shares”) in an aggregate stated amount (the “Series F Closing Drawdown Amount”) equal to the lesser of (i) the remaining balance undrawn pursuant to the Series F Drawdown Right (less the Series G Designated Amount) and (ii) the aggregate liquidation preference of the preferred interests in AIA Aurora LLC and ALICO Holdings LLC

C-2-2

Board of Directors
American International Group, Inc.

outstanding at the Closing (the “AIA Preferred Interests” and the “ALICO Preferred Interests”, respectively, and collectively, the “AIA/ALICO Preferred Interests”); (d) AIG will purchase from the FRBNY the AIA/ALICO Preferred Interests (the “Purchased AIA/ALICO Preferred Interests”) having an aggregate liquidation preference equal to at least the Series F Closing Drawdown Amount, for a cash purchase price (the “AIA/ALICO Preferred Interests Purchase Price”) equal to the aggregate outstanding liquidation preference of all of the Purchased AIA/ALICO Preferred Interests and will fund the AIA/ALICO Preferred Interests Purchase Price from the Series F Closing Drawdown Amount; (e) UST will exchange the Series F Drawdown Shares (including amounts drawn at the Closing) for: (i) all of the Purchased AIA/ALICO Preferred Interests; and (ii) shares of Series G Preferred Stock which will evidence (A) any amounts allocated by AIG to the Series G Drawdown Right to be available to be drawn after the Closing and (B) any amounts drawn by AIG on the Series F Drawdown Right between announcement of the Recapitalization and Closing; and (f) the Trust will exchange its AIG Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) for approximately 562.9 million shares of AIG Common Stock. The terms and conditions of the Recapitalization are more fully set forth in the Term Sheet, and we understand that the consummation of the Exchange Transactions is subject to the contemporaneous completion of the other aspects of the Recapitalization.

Finally, we understand that, following the announcement of the Recapitalization and prior to June 30, 2011, the Company intends to: (a) offer to exchange shares of AIG Common Stock for one or more series of its outstanding hybrid securities; (b) offer to exchange shares of AIG Common Stock and cash for the equity units mandatorily exchangeable for shares of AIG Common Stock that it issued on May 16, 2008; (c) effect an underwritten public offering of shares of AIG Common Stock having net proceeds which, when taken together with the aggregate principal amount of the securities repurchased through the Hybrid Exchange Offer, would equal at least $6.6 billion; (d) effect one or more offerings or placements of senior debt securities in an aggregate principal amount of at least $1.0 billion; (e) effect one or more offerings or placements of contingent capital securities of the Company and its subsidiaries in an aggregate principal amount of at least $1.5 billion (through December 31, 2011); and (f) establish new credit facilities in an aggregate principal amount of at least $1.5 billion. We refer to the transactions described in this paragraph and pursuant to our discussions with senior management of AIG collectively as the “Post-Recapitalization Financing Plan”.

In arriving at our opinion, we reviewed the Term Sheet and held discussions with certain senior officers, directors and other representatives and advisors of AIG concerning their assessment of the rationale for the Recapitalization, the relationship among AIG, the FRBNY and the UST, the desire of the FRBNY and the UST to effect the Recapitalization at the present time and the past and current business operations, financial condition and future prospects of AIG and its subsidiaries. We have also considered the views of AIG’s management with respect to the capital and funding requirements of AIG and its subsidiaries, the impact of the Recapitalization and the Post-Recapitalization Financing Plan on AIG and its subsidiaries’ existing financial strength, issuer credit and debt ratings from A.M. Best Co., Moody’s Investors Service and Standard & Poor’s Ratings Services, and the adverse impact on the operations of AIG and its subsidiaries of the restrictive covenants of the FRBNY Credit Facility. We also examined certain publicly available business and financial information relating to AIG and certain financial forecasts and other information and data relating to AIG prepared by its management (the “AIG Forecasts”), which we understand have been provided to you and which set forth, among other things, (i) the net cash proceeds anticipated to be received from the proposed initial public offering of AIA and the Post-Recapitalization Financing Plan; (ii) the values to be realized upon the disposition of certain businesses of AIG, including, without limitation, ALICO, certain assets held by Nan Shan Life Insurance Company, Ltd., AIG Star Life Insurance Co. Ltd and AIG Edison Life Insurance Company; and (iii) certain assumed financial consequences and operational benefits to AIG of the Series F/G Drawdown Exchange and the elimination of the FRBNY Credit Facility and the Series F Drawdown Right, as anticipated by AIG’s management. The AIG Forecasts, including information relating to the assumptions underlying such forecasts, were approved for our use by the management of AIG. We

C-2-3

Board of Directors
American International Group, Inc.

reviewed the financial terms of the Exchange Transactions as set forth in the Term Sheet in relation to, among other things: current and historical market prices and trading volumes of AIG Common Stock; the historical and projected earnings and other operating data of AIG and its subsidiaries; and the capitalization and financial condition of AIG. We considered, to the extent publicly available, the financial terms of certain other transactions which we deemed relevant in evaluating the Exchange Transactions, and reviewed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we deemed relevant in evaluating those of AIG. We also evaluated certain potential pro forma financial effects of the Recapitalization and the Post-Recapitalization Financing Plan on AIG. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of AIG that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the AIG Forecasts, we have been advised by the management of AIG that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AIG as to the future financial performance of AIG and, at the direction of the management of AIG and with your consent, (i) we have relied upon the AIG Forecasts in our analysis and in arriving at our opinion, and (ii) we have assumed that the anticipated net proceeds from the disposition of assets will be achieved in the amounts and at the times contemplated by the AIG Forecasts.

With respect to the Series E Preferred Stock and Series F Preferred Stock to be repurchased by AIG pursuant to the Exchange Transactions, we have assumed, at your direction and with your consent, that the fair value of each of the Series E Preferred Stock and Series F Preferred Stock is equal to the liquidation value thereof. We have relied upon your view that effecting a transaction similar to the Recapitalization is essential for the long-term viability of AIG’s businesses. Further, we have assumed, at your direction and with your consent, that (a) AIG will effect the Post-Recapitalization Financing Plan substantially in accordance with the proposed terms thereof, and (b) at all times until completion of the Post-Recapitalization Financing Plan, AIG and its subsidiaries will maintain their financial strength, issuer credit and debt ratings assigned by A.M. Best Co., Moody’s Investors Service and Standard & Poor’s Ratings Services as in effect on the date hereof.

Finally, we have assumed, at your direction and with your consent, that the Recapitalization (including the Exchange Transactions) will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Recapitalization (including the Exchange Transactions), no delay, limitation, restriction or condition will be imposed that would have an adverse effect on AIG or the contemplated benefits of the Recapitalization (including the Exchange Transactions). Representatives of AIG have advised us, and we further have assumed, that the final terms of the Recapitalization as set forth in the definitive documentation relating thereto, including the terms of the new Series G Preferred Stock, as consummated will not vary materially from those set forth in the Term Sheet. We are not expressing any opinion as to what the value of the AIG Common Stock actually will be when issued pursuant to the Exchange Transactions or the price at which the AIG Common Stock will trade at any time. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of AIG or any of its subsidiaries, nor have we made any physical inspection of the properties or assets of AIG or any of its subsidiaries. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we will rely on you with respect to the appropriateness and adequacy of insurance-related reserves of AIG or any of its subsidiaries or affiliates. We will also rely on you with respect to the

C-2-4

Board of Directors
American International Group, Inc.

appropriateness and adequacy of reserves of AIG or any of its subsidiaries or affiliates for credit-related losses on securities, loans, derivative instruments or other counterparty exposures. We express no view herein as to, and our opinion does not address, the underlying business decision of AIG to effect the Exchange Transactions or any other aspect of the Recapitalization, the relative merits of the Exchange Transactions or any other aspect of the Recapitalization as compared to any alternative business strategies that might exist for AIG or the effect of any other transaction in which AIG might engage, including the possibility that AIG could continue to operate under its current capital structure or effect a transaction similar to the Recapitalization at a later date. We do not express any view on, and our opinion does not address, any other term, aspect or implications of the Term Sheet or the Recapitalization, including, without limitation, the FRBNY Repayment, the Series F/G Drawdown Exchange, the decision to draw pursuant to the Series F Drawdown Right the Series F Closing Drawdown Amount, the acquisition of the Purchased AIA/ALICO Preferred Interests and the Post-Recapitalization Financing Plan, other provisions for obligations after the closing of the Recapitalization, ancillary agreements between AIG, the FRBNY, the UST and/or the Trust or any of their respective affiliates, or the fairness of the Exchange Transaction or any other aspect of the Recapitalization to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of AIG, including the UST, the FRBNY or the Trust, in each case other than holders in respect of their shares of AIG Common Stock. In addition, we are not expressing any opinion as to the impact of the Exchange Transactions or any other aspect of the Recapitalization on the solvency or viability of AIG, or the ability of AIG to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters, as to which matters we understand AIG has received such advice as it deems necessary from qualified professionals. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. As you are aware, the credit, financial and stock markets are experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on AIG or the contemplated benefits of the Recapitalization.

Citigroup Global Markets Inc. is acting as financial advisor to AIG in connection with the proposed Recapitalization and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Recapitalization. We also will receive a fee in connection with the delivery of this opinion. In addition, we expect to serve as underwriter, placement agent and/or dealer manager in connection with the transactions contemplated by the Post-Recapitalization Financing Plan, in respect of which we anticipate receiving substantial fees. We and our affiliates in the past have provided, and currently provide, extensive services to AIG and its affiliates, unrelated to the proposed Recapitalization, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted for AIG and its affiliates as underwriter in numerous capital markets transactions, lender or agent under various credit or securitization facilities, and provider of hedging, cash management and other transactional services, including having acted as financial advisor to AIG in its recent sale of ALICO. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of AIG for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with AIG and its affiliates.

We note that the FRBNY is the principal banking regulator of Citigroup Global Markets Inc. In addition, UST is the significant shareholder of the parent company of Citigroup Global Markets Inc., Citigroup Inc., as a result of its participation in the U.S. government’s Troubled Asset Relief Program.

Our advisory services and the opinion expressed herein are provided solely for the information of the Board of Directors of AIG (solely in their capacities as such) in their evaluation of the proposed Exchange Transactions, and may not be relied upon by any third party or used for any other purpose. Our opinion may not be quoted, referred to or otherwise disclosed, in whole or in part, nor may any public reference to Citigroup Global Markets Inc. be made, without our prior written consent.

C-2-5

Board of Directors
American International Group, Inc.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be paid by AIG in the Exchange Transactions, taken as a whole, is fair, from a financial point of view, to the holders of AIG Common Stock (other than UST).

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

C-2-6

Appendix D

Letter to the Government Repayment Committee of
the Board of Directors of AIG, from Rothschild Inc.

[ROTHSCHILD LETTERHEAD]

HIGHLY CONFIDENTIAL

September 29, 2010

Government Repayment Committee of the
Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270

Members of the Government Repayment Committee of the Board of Directors:

We understand that American International Group, Inc. (“AIG” or the “Company”) proposes to enter into a transaction among AIG, the Federal Reserve Bank of New York (“FRBNY”), the United States Department of the Treasury (“UST”) and the AIG Credit Facility Trust (the “Trust”), pursuant to which, among other things: (a) AIG will exchange approximately 924.5 million shares of common stock, par value $2.50 per share, of AIG (“AIG Common Stock”) for $41.6 billion in aggregate stated amount of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series E Preferred Stock”), currently held by UST; (b) AIG will exchange approximately 167.6 million shares of AIG Common Stock for $7.5 billion in aggregate stated amount of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series F Preferred Stock”), currently held by UST; and (c) AIG will issue to the holders of AIG Common Stock prior to the Closing, by means of a dividend distribution, 10-year warrants to purchase up to 75 million shares of AIG Common Stock in the aggregate at an exercise price of $45.00 per share. We refer to the transactions described in clauses (a), (b) and (c) of the immediately preceding sentence collectively as the “Exchange Transactions”. The terms and conditions of the Exchange Transactions are more fully set forth in the term sheet agreed by and between AIG, FRBNY, UST and the Trust, which is attached hereto as Exhibit A and which the Company has informed us will be attached to an agreement in principle by and between the same parties to be entered into on September 30, 2010 (the “Term Sheet”).

You have requested our view, from a financial perspective, solely as to the reasonableness of the opinions expressed in the opinion letters, dated the date hereof (the “Fairness Opinions”), delivered by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) and Citigroup Global Markets Inc. (together with Merrill, the “Financial Advisors”), financial advisors to the Company, with respect to the fairness, from a financial point of view, to the holders of AIG Common Stock (other than UST and the Trust) of the consideration to be paid by AIG in the Exchange Transactions, taken as a whole. As used herein, the term “Fairness Opinion” excludes any related letters delivered by each of Citigroup Global Markets Inc. and Merrill or any of their affiliates addressing certain financing or other transactions dated the date hereof.

We further understand that the Exchange Transactions are part of a series of integrated transactions collectively referred to as the Recapitalization (and as further described in the Term Sheet) pursuant to which, among other things, at the Closing (as defined in the Term Sheet): (a) AIG will repay in cash (the “FRBNY Repayment”) all of the remaining principal, accrued and unpaid interest, fees and other amounts owing, and terminate all commitments, under the Credit Agreement dated as of September 22, 2008 (the “FRBNY Credit Facility”) between AIG and the FRBNY, to be funded solely from: (i) secured non-recourse loans to AIG from AIA Aurora LLC and ALICO Holdings LLC of the net cash proceeds from the initial public offering of American International Assurance Company, Limited (“AIA”) and the sale of American Life Insurance Company (“ALICO”), respectively; and (ii) cash generated by AIG and its subsidiaries; (b) AIG and the UST will amend and restate the SPA (as defined in the Term Sheet) relating to the Series F Preferred Stock to convert (the “Series F/G Drawdown Exchange”) a portion, not to exceed $2 billion, of the amount of Series F

Rothschild Inc.
1251 Avenue of the Americas
New York, NY 10020
www.rothschild.com

Government Repayment Committee
of the Board of Directors
American International Group, Inc,
September 29, 2010

Preferred Stock that AIG can require UST to subscribe for and purchase (the “Series F Drawdown Right”), into a right of AIG to require UST to subscribe for and purchase an equivalent amount (the “Series G Designated Amount”) of a new series of preferred stock of AIG to be designated as “Series G Cumulative Mandatory Convertible Preferred Stock” (the “Series G Preferred Stock”) for general corporate purposes (the “Series G Drawdown Right”); (c) pursuant to an exercise of the Series F Drawdown Right, AIG will require UST to subscribe for and purchase Series F Preferred Stock (the “Series F Drawdown Shares”) in an aggregate stated amount (the “Series F Closing Drawdown Amount”) equal to the lesser of (i) the remaining balance undrawn pursuant to the Series F Drawdown Right (less the Series G Designated Amount) and (ii) the aggregate liquidation preference of the preferred interests in AIA Aurora LLC and ALICO Holdings LLC outstanding at the Closing (the “AIA Preferred Interests” and the “ALICO Preferred Interests”, respectively, and collectively, the “AIA/ALICO Preferred Interests”); (d) AIG will purchase from the FRBNY the AIA/ALICO Preferred Interests (the “Purchased AIA/ALICO Preferred Interests”) having an aggregate liquidation preference equal to at least the Series F Closing Drawdown Amount, for a cash purchase price (the “AIA/ALICO Preferred Interests Purchase Price”) equal to the aggregate outstanding liquidation preference of all of the Purchased AIA/ALICO Preferred Interests and will fund the AIA/ALICO Preferred Interests Purchase Price from the Series F Closing Drawdown Amount; (e) UST will exchange the Series F Drawdown Shares (including amounts drawn at the Closing) for: (i) all of the Purchased AIA/ALICO Preferred Interests; and (ii) shares of Series G Preferred Stock which will evidence (A) any amounts allocated by AIG to the Series G Drawdown Right to be available to be drawn after the Closing and (B) any amounts drawn by AIG on the Series F Drawdown Right between announcement of the Recapitalization and Closing; and (f) the Trust will exchange its AIG Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) for approximately 562.9 million shares of AIG Common Stock. The terms and conditions of the Recapitalization are more fully set forth in the Term Sheet, and we understand that the consummation of the Exchange Transactions is subject to the contemporaneous completion of the other aspects of the Recapitalization. For the avoidance of doubt, this letter does not address, and we express no view or opinion with respect to the reasonableness or fairness (financial or otherwise) of the Exchange Transactions, the amount, nature, term, aspect or implications of the Term Sheet or the Recapitalization, including, without limitation, the FRBNY Repayment, the Series F/G Drawdown Exchange, the decision to draw pursuant to the Series F Drawdown Right the Series F Closing Drawdown Amount, the acquisition of the Purchased AIA/ALICO Preferred Interests, other provisions for obligations after the closing of the Recapitalization, ancillary agreements between AIG, the FRBNY, the UST and/or the Trust or any of their respective affiliates and including compliance with any legal or contractual requirement of the parties to any of the foregoing.

We also note that the Company and its Financial Advisors, have informed us that none of the Company or the Financial Advisors are aware, nor are we aware, of any potential investors or other alternative sources of financing that have proposed an alternative, or a serious or credible interest in developing an alternative, to the Recapitalization (including the Exchange Transactions).

In preparing this letter, we have, among other things: (i) reviewed the Term Sheet; (ii) discussed the proposed Recapitalization (including the Exchange Transactions) with the management and the Board of Directors of the Company (the “Board”) and the Company’s advisors and other representatives (including the Financial Advisors); (iii) reviewed certain publicly available business and financial information relating to the Company; (iv) reviewed certain audited and unaudited financial statements of the Company, and certain other internal financial and operating data, provided to or discussed with us by the management of the Company which discussions included the Company’s advisors and other representatives (including the Financial Advisors); (v) reviewed certain pro forma financial forecasts relating to the Company prepared by the management of the Company and reviewed by the Financial Advisors, and discussed with the management of the Company and the Financial Advisors the assumptions underlying such forecasts and the relative likelihood

Government Repayment Committee
of the Board of Directors
American International Group, Inc,
September 29, 2010

of achieving the future financial results reflected in such financial forecasts; (vi) participated in meetings during which discussions were held with the management of the Company and the Financial Advisors regarding the past and current operations and financial condition of the Company and the prospects of the Company; (vii) reviewed a schedule of risk factors prepared by the management of the Company with respect to the foreseeable future operations and financial condition of the Company on a standalone basis absent the occurrence of the Recapitalization (including the Exchange Transactions); (viii) considered such other factors and information, and reviewed such other analyses, as we deemed appropriate and (ix) reviewed the presentations of the Financial Advisors to the Board, dated as of the date hereof and the Fairness Opinions provided to us.

In preparing this letter, we have not assumed, with the Company’s consent, any obligation to verify independently any of the financial or other information utilized, reviewed or considered by us in developing our view and have relied on such information, including all information that was publicly available to us or provided to us by the Company or its advisors and other representatives (including the Financial Advisors) as being accurate and complete in all material respects. In addition, we have, with the Company’s consent, relied upon management’s valuation of the various assets and liabilities of the Company, without independent verification, and we have assumed and been advised that such valuations have been reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of the Company. With respect to the Series E Preferred Stock and Series F Preferred Stock to be repurchased by AIG pursuant to the Exchange Transactions, we have assumed, with the Company’s consent, that the fair value of each of the Series E Preferred Stock and Series F Preferred Stock is equal to the liquidation value thereof. We have also, with the Company’s consent, relied upon the schedule of risk factors prepared by the management of the Company with respect to the foreseeable future operations and financial condition of the Company on a standalone basis absent the occurrence of the Recapitalization (including the Exchange Transactions), without independent verification, and we have assumed and been advised that such schedule has been reasonably and accurately prepared in good faith on bases reflecting the best available judgments of the management of the Company. With the consent of the Company and without independent verification, (i) we have assumed and been advised that the analyses and presentations prepared for the Company by each of the Financial Advisors have been accurately prepared in good faith on bases reflecting the best available estimates and judgments of the Financial Advisors and (ii) that the opinions expressed in the Fairness Opinions comply in all respects with the requirements of the respective engagement letters between the Financial Advisors and the Company. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company.

We have assumed, without any diligence review, that the liens, claims and encumbrances of the Company’s lenders, creditors and claimants with respect to the outstanding debt obligations of the Company are valid, perfected and enforceable against the Company. With respect to the restructuring of the outstanding debt obligations of the Company, we have assumed, based on information provided to us by management of the Company that, pursuant to the Recapitalization, the obligations of the Company pursuant to FRBNY Credit Agreement will be satisfied and discharged and the Company’s credit facility thereunder shall be extinguished at the closing of the Recapitalization.

With respect to the financial forecasts and other information and operating data for the Company provided to or discussed with us by the management of the Company or the Financial Advisors, we have been advised, and have assumed that such forecasts and information have been reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of the Company, including members of management directly responsible for the operations of the Company’s various business units, as to the future financial performance of the Company. In that regard we have assumed, that the net

Government Repayment Committee
of the Board of Directors
American International Group, Inc,
September 29, 2010

proceeds from asset dispositions will be achieved in the amounts and at the times contemplated by such forecasts. We express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. We have also assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date on which the most recent financial statements or other financial or business information relating to the Company were made available to us.

We are not tax, bankruptcy, legal or regulatory advisors and we have relied, with your consent, upon the Company and its tax, bankruptcy, legal and regulatory advisors to make their own assessment of all tax, bankruptcy, legal or regulatory matters relating to the Recapitalization (including the Exchange Transactions).

We further have assumed that the terms and conditions of the Recapitalization (including the Exchange Transactions) as set forth in each of the definitive agreements and the other agreements and documents related thereto (collectively the “Transaction Documents”), will conform in all material respects, as applicable, with the Term Sheet and the Certificates of Designations of the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, that any representations and warranties of the parties in the Transaction Documents will be true and correct, that each of the parties to the Transaction Documents will perform all of the covenants and agreements to be performed by it under the Transaction Documents, that the Recapitalization (including the Exchange Transactions) and related transactions will be in compliance with all applicable laws, regulations and contractual obligations of the parties thereto and will be consummated in all material respects in accordance with the terms and conditions described in the Term Sheet and to be contained in the Transaction Documents without any material waiver, delay, amendment or modification thereof, and that all governmental, regulatory, creditor, stockholder or other consents, waivers and approvals necessary for the consummation of the Recapitalization (including the Exchange Transactions) and related transactions will be obtained. Notwithstanding the foregoing, we have assumed that the amount and form of consideration to be paid by the Company in the Exchange Transactions will conform in all respects with the Term Sheet.

This letter is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect the view expressed in this letter, we have not assumed any obligation to update, revise or reaffirm this letter unless such an update is specifically requested by the Company and agreed to by us. In each case, we have made the assumptions herein with your consent.

We are serving as financial advisor to the Government Repayment Committee of the Board (formerly known as the Special Restructuring Committee, the “Special Committee”) in connection with the Recapitalization and are entitled to certain fees for our services, a portion of which is payable upon delivery of this letter to the Special Committee. In the past, we have served as a financial advisor to the United States Department of the Treasury and received customary fees for such services. Except with respect to the foregoing, we are not currently engaged on any other advisory assignments with the Company or any of its affiliates or related parties, nor have we served as financial advisor to the Company on any assignments other than with respect to the Recapitalization within the past two years. In addition, we or our affiliates may, in the future, provide financial advisory or other services to the Company and/or its affiliates and may receive fees for such services. In the ordinary course of business, we and our affiliates may trade the securities of the Company for our and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities. We and our affiliates also may maintain relationships with the Company and its affiliates or related parties.

Government Repayment Committee
of the Board of Directors
American International Group, Inc,
September 29, 2010

This letter does not address, and we express no view as to, the merits of the underlying decision by the Company to proceed with or engage in the Recapitalization (including the Exchange Transactions) and the related transactions or any alternative business strategies that might exist for the Company, the advisability of the Recapitalization (including the Exchange Transactions) or the consideration to be received by, or the impact on, any creditor, claimant, holder of any class of securities or other constituencies of any party (including, without limitation, the United Stated Department of the Treasury, the Federal Reserve Bank of New York or the federal government of the United States) in connection with the Recapitalization (including the Exchange Transactions), nor does it address any other transaction that the Company has considered or may consider.

This letter is provided solely for the benefit and information of the Special Committee in connection with and for the purposes of its evaluation of the Exchange Transactions, and is not on behalf of, is not intended to confer rights or remedies to, and may not be relied upon by, any other entity or persons, and may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent. This letter does not constitute a recommendation to any holder of Common Stock or other holder of any class of securities of the Company as to how any such holder should act on any matter relating to the Recapitalization (including the Exchange Transactions). This letter is given as of the date hereof and we disclaim any obligation to change this letter, to advise any person of any change that may come to our attention or to update this letter after the date hereof.

Based upon and subject to the foregoing and other factors we deem relevant in reliance thereon, it is our view that, as of the date hereof, the opinions expressed in the Fairness Opinions delivered by the Financial Advisors with respect to Exchange Transactions, taken as a whole, are reasonable from a financial perspective.

Very truly yours,

ROTHSCHILD INC.

/s/ Rothschild Inc.